UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.         )

Filed by the Registrant  ☑                            Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

FLEETCOR TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

2011 PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of FleetCor Technologies, Inc. will be held at

Atlanta Marriott Norcross

475 Technology Parkway, Norcross, GA 30092

on May 24, 2011 at 10:00 a.m.

April 25, 2011

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of FleetCor Technologies, Inc., which will be held at the Atlanta Marriott Norcross, 475 Technology Parkway, Norcross, GA 30092, on May 24, 2011 at 10:00 a.m.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement contain details of the business to be conducted at the Annual Meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy by phone or by signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of FleetCor. I look forward to greeting as many of our Stockholders as possible.

Sincerely,

/s/ Ronald F. Clarke
Ronald F. Clarke
Chairman, President and Chief Executive Officer

FLEETCOR TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our stockholders:

The Annual Meeting of the Stockholders of FleetCor Technologies, Inc. will be held at the Atlanta Marriott Norcross, 475 Technology Parkway, Norcross, GA 30092, on May 24, 2011 at 10:00 a.m. for the following purposes:

1.	To elect three directors as described in this Proxy Statement.

2.	To ratify the selection of Ernst & Young LLP as our independent auditor for fiscal year 2011.

3.	To approve, on an advisory basis, the compensation of the named executive officers.

4.	To approve, on an advisory basis, the frequency of shareholder voting with respect to compensation of the named executive officers.

5.	To transact such other business as may properly come before the Annual Meeting.

Only stockholders of record at the close of business on April 12, 2011 are entitled to receive notice of, and to vote at, the Annual Meeting. The Proxy Statement was first mailed to Stockholders on or about April 25, 2011.

By order of the Board of Directors

/s/ Eric R. Dey
Eric R. Dey
Secretary

Atlanta, Georgia

April 25, 2011

IMPORTANT

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card will save us the expenses and extra work of additional solicitation. If you wish to vote by mail, we have enclosed an addressed envelope for which no postage is required if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 24, 2011. Our Proxy Statement and Annual Report to Stockholders are available at investor.fleetcor.com.

FLEETCOR TECHNOLOGIES, INC.

655 Engineering Drive, Suite 300

Norcross, Georgia 30092

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 24, 2011

This Proxy Statement was first mailed to Stockholders on or about April 25, 2011. It is furnished in connection with the solicitation of proxies by the Board of Directors of FleetCor Technologies, Inc., to be voted at the Annual Meeting of Stockholders for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting of Stockholders will be held at 10:00 a.m. on May 24, 2011 at the Atlanta Marriott Norcross, 475 Technology Parkway, Norcross, GA 30092. Stockholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A Stockholder may revoke a proxy by delivering a signed statement to our Corporate Secretary at or prior to the Annual Meeting or by timely executing and delivering, by telephone, mail, or in person at the Annual Meeting, another proxy dated as of a later date. FleetCor will pay the cost of solicitation of proxies.

Stockholders of record at the close of business on April 12, 2011 will be entitled to vote at the meeting on the basis of one vote for each share held. On April 12, 2011, there were 79,958,433 shares of common stock outstanding, held of record by 195 Stockholders.

PROPOSALS

PROPOSAL 1. ELECTION OF DIRECTORS

The following nominees for director are submitted by the board for election:

•	John R. Carroll

•	Mark A. Johnson

•	Steven T. Stull

Each nominee is presently a director of the Company and has consented to serve a new three-year term.

We recommend that you vote “FOR” these nominees.

PROPOSAL 2. RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2011

The audit committee of the board has selected Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2011. Stockholder ratification of the appointment is not required under the laws of the State of Delaware, but the audit committee has decided to request that the stockholders ratify the appointment. A representative of Ernst & Young LLP will be present at the meeting to answer appropriate questions from stockholders and will have the opportunity to make a statement on behalf of the firm, if he or she so desires.

If this proposal is not approved by our stockholders at the 2011 annual meeting, the audit committee will reconsider its selection of Ernst & Young LLP. Even if the selection is ratified, the audit committee may, in its discretion, select a different registered public accounting firm at any point during the year if it determines that making a change would be in the best interests of FleetCor and our stockholders.

We recommend that you vote “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm.

PROPOSAL 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pay that reflects performance and alignment of pay with the long-term interests of our stockholders are key principles that underlie our compensation program. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), stockholders have the opportunity to vote, on an advisory basis, on the compensation of our named executive officers. This is often referred to as a say on pay, and provides you, as a stockholder, with the ability to cast a vote with respect to our 2010 executive compensation programs and policies and the compensation paid to the named executive officers as disclosed in this Proxy Statement. The following resolution is submitted:

RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this Proxy Statement is hereby APPROVED.

Although the advisory vote on executive compensation is non-binding, the compensation, nominating and corporate governance committee will review the voting results. To the extent there is any significant negative vote on this proposal, we will consult with stockholders to better understand the concerns that influenced the vote. The committee will consider the constructive feedback obtained through this process in making decisions about future compensation arrangements for our named executive officers.

As required by the Dodd-Frank Act, this vote does not overrule any decisions by the board of directors, will not create or imply any change to or any additional fiduciary duties of the board of directors and will not restrict or limit the ability of stockholders generally to make proposals for inclusion in proxy materials related to executive compensation.

We recommend that you vote “FOR” the approval of executive compensation.

PROPOSAL 4. FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also provides stockholders with the opportunity to indicate, on an advisory basis, their preference as to the frequency of future say on pay votes, often referred to as a say when on pay. For this proposal, stockholders can indicate whether they would prefer that we hold future advisory votes on executive compensation every one, two or three years.

The Board of Directors recommends that future advisory votes on executive compensation should be held every three years, that is, on a triennial basis, so that the next advisory vote would be held at our 2014 annual meeting.

Providing an advisory vote every three years gives stockholders and proxy advisory firms adequate time to evaluate the effectiveness of our short-term and long-term compensation strategies and related business outcomes. It also provides the compensation, nominating and corporate governance committee time to thoughtfully respond to input from stockholders and implement changes. In addition, offering the advisory vote every three years, rather than every one or two years, will improve the ability of institutional funds that hold shares in a large number of public companies like ours to exercise their voting rights in a more deliberate, thoughtful and informed way. We believe that institutions will be able to provide to us with more meaningful input on our compensation program if they are not simultaneously required to evaluate the compensation program of every public company, every year.

Although the vote is non-binding, the board of directors and the compensation, nominating and corporate governance committee will review the voting results in making a decision as to the policy to be adopted by the board of directors on the frequency of future advisory votes on executive compensation.

As required by the Dodd-Frank Act, this vote does not overrule any decisions by the board of directors, will not create or imply any change to or any additional fiduciary duties of the board of directors and will not restrict or limit the ability of stockholders generally to make proposals for inclusion in proxy materials related to executive compensation.

Our Board of Directors recommends that you vote for an advisory vote on executive compensation every “THREE” years.

OTHER BUSINESS

We know of no other business to be considered at the meeting and the deadline for stockholders to submit proposals or nominations has passed. However, if other matters are properly presented at the meeting, or at any adjournment or postponement of the meeting, and you have properly submitted your proxy, then Ronald F. Clarke or Eric R. Dey will vote your shares on those matters according to his best judgment.

ELECTION OF DIRECTORS

Our board of directors is divided into three classes, with each class serving for a staggered three-year term. The board of directors consists of three class I directors, three class II directors and two class III directors. Our directors are divided among the three classes as follows:

•	the class I directors are Messrs. Carroll, Johnson and Stull;

•	the class II directors are Messrs. Balson, Evans and Marschel; and

•	the class III directors are Messrs. Clarke and Macchia.

At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the class I directors, class II directors and class III directors identified above will expire upon the election and qualification of successor directors at the annual meeting of stockholders held during the calendar years 2011, 2012 and 2013, respectively.

Three directors are to be elected at the Annual Meeting to hold office until the annual meeting of Stockholders in 2014, and until their respective successors are elected and qualified. The accompanying proxy will be voted in favor of the nominees named below to serve as directors unless the Stockholder indicates to the contrary on the proxy. All the nominees are current directors. Our current directors were initially designated pursuant to our stockholders agreement, which terminated upon completion of our initial public offering.

The Board of Directors expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, the proxy will be voted for the election of another nominee to be designated by our Board.

NOMINEES

John R. Carroll, 42 Class I Director since 2002 Term expires 2011	Mr. Carroll joined our board of directors in May 2002. Since 1998, Mr. Carroll has served as a Managing Director with Summit Partners, a growth equity firm. Mr. Carroll has served on numerous private company boards.

Director Qualifications:

•

Business and strategic acquisition experience—managing director of Summit Partners; helps oversee investments in portfolio companies in North America, Europe and Asia; evaluates and oversees strategic acquisitions and dispositions by Summit Partners and its portfolio companies.

•	Leadership experience—director of numerous private companies, including serving as member of audit and compensation committees.

•

High level of financial literacy—15 years of experience with Summit Partners, a global growth equity investment firm, including serving as a managing director; experience overseeing and evaluating investments and portfolio companies; former experience as a commercial banker with BayBank Corporation.

•

Industry and company knowledge—served as our board member since 2002 providing strategic, financial and acquisition advice relevant to our growth domestically and internationally; oversees investments and portfolio companies in the technology, business, financial and information services industries; former Bain & Company consultant to the financial services industry.

Mark A. Johnson, 58 Class I Director since 2003 Term expires 2011	Mr. Johnson joined our board of directors in March 2003. Since September 2008, Mr. Johnson has served as a Partner with Total Technology Ventures, a venture capital firm. From February 2003 to January 2008, Mr. Johnson was Vice Chairman—M&A of CheckFree Corporation. Mr. Johnson served on the board of directors of CheckFree from 1982 to 2007.

Director Qualifications:

•

Business and strategic acquisition experience—a partner of Total Technology Ventures, a venture capital firm; chairman of Venture Atlanta and member of the board of directors of the Technology Association of Georgia; former vice chairman of CheckFree Corporation (a Nasdaq-listed company acquired in December 2007 by Fiserv, Inc.) which included oversight of mergers and acquisitions and evaluating strategic growth opportunities.

•

Leadership experience—former vice chairman of CheckFree Corporation; responsibilities included overseeing mergers and acquisitions, evaluating strategic growth opportunities, developing strategic corporate relationships and supporting long term business strategies; member of the CheckFree board of directors; joined CheckFree Corporation in 1982 as vice president of operations; currently serves as a member of the board of directors of private companies.

•

High level of financial literacy—founder of e-RM Ventures, a private investing consultancy focused on early-stage payments-related companies; former experience with the Federal Reserve Bank of Cleveland and Bank One with responsibilities for checking and cash management operations; member of balance sheet committee of CheckFree Corporation; public company audit committee experience.

•

Industry and company knowledge—served as our board member since 2003 providing strategic advice relevant to our growth; senior executive of CheckFree Corporation, a provider of financial electronic commerce services and products to organizations around the world; responsible for the development and launch of CheckFree’s commercial and consumer electronic funds transfer services and CheckFree’s electronic bill payment and bill presentment businesses as well as the development of key strategic alliances and marketing initiatives.

Steven T. Stull, 51 Class I Director since 2000 Term expires 2011	Mr. Stull joined our board of directors in October 2000. Since 1992, Mr. Stull has served as President of Advantage Capital Partners, a private equity firm, which he co-founded.

Director Qualifications:

•

Business and strategic acquisition experience—President of Advantage Capital Partners, a private equity firm, serving as the firm’s chief executive officer and directing investment policy, overall operations, strategic planning, and fundraising activities.

•	Leadership experience—director of numerous private companies, including serving as member of audit and compensation committees.

•

High level of financial literacy—served for nine years as an executive in the investment department of General American Life Insurance Company, heading its securities division and personally managing its high yield, convertible, and preferred stock portfolios; experience as a chief financial officer; experience with a commercial bank and a savings and loan association.

•

Industry and company knowledge—served as our board member since 2000 providing strategic advice relevant to our growth; oversees investments and portfolio companies in the technology, business, financial and information services industries; served as the chief financial officer of an information services company.

CONTINUING DIRECTORS

Andrew B. Balson, 44 Class II Director since 2006 Term expires 2012	Mr. Balson joined our board of directors in July 2006. Since 1996, Mr. Balson has been with Bain Capital Partners, LLC, a private equity firm and has served as a Managing Director since 2000. Mr. Balson is a director of Domino’s Pizza, Inc. and OSI Restaurant Partners, LLC. Mr. Balson served as a director of Burger King Holdings, Inc., a restaurant owner and franchisor, from December 2002 to July 2008.

Director Qualifications:

•

Business and strategic acquisition experience—managing director of Bain Capital Partners; oversees investments in portfolio companies; evaluates and oversees strategic acquisitions by Bain Capital and its portfolio companies.

•	Leadership experience—director of numerous public and private companies, including serving as member of nominating and corporate governance and compensation committees.

•

High level of financial literacy—ten years of experience as a managing director of a global investment company overseeing and evaluating investments and portfolio companies; former experience in the merchant banking group of Morgan Stanley & Co. and the leveraged buyout group of SBC Australia.

•

Industry and company knowledge—served as our board member since 2006 providing strategic and financial advice relevant to our growth; oversees investments and portfolio companies in the software and business services industries; former Bain & Company consultant to the technology, telecommunications, financial services and consumer goods industries.

Bruce R. Evans, 52 Class II Director since 2002 Term expires 2012	Mr. Evans joined our board of directors in May 2002. Since 1986, Mr. Evans has served in various positions with Summit Partners, including most recently as a Managing Director. Mr. Evans currently serves as a director of optionsXpress Holdings, Inc. Mr. Evans has previously served as a director of Unica Corporation and Hittite Microwave Corporation.

Director Qualifications:

•

Business and strategic acquisition experience—managing director of Summit Partners; oversees investments in portfolio companies in North America, Europe and Asia; evaluates and oversees strategic acquisitions and dispositions by Summit Partners and its portfolio companies; director of the National Venture Capital Association.

•

Leadership experience—served as a director of more than 25 private and public companies, including as a member of audit, nominating, governance, investment and compensation committees; substantial experience addressing corporate development, compensation, human resources, governance, management and growth strategy matters; member of the Vanderbilt University Board of Trustees.

•

High level of financial literacy—over 24 years of experience with Summit Partners, a global growth equity investment firm, including serving as a managing director; substantial experience overseeing and evaluating numerous investments and portfolio companies; past service on public company audit committees.

•

Industry and company knowledge—served as our board member since 2002 providing strategic, financial and acquisition advice relevant to our growth domestically and internationally; oversees investments and portfolio companies in the technology, business and financial services industries; prior experience in the data processing and national accounts divisions of International Business Machines Corporation.

Glenn W. Marschel, 64 Class II Director since 2002 Term expires 2012	Mr. Marschel joined our board of directors in September 2002. Since August 2000, Mr. Marschel has served as President and Chief Executive Officer of NetNumber, Inc., a provider of standards based registry and directory services and software technology to the communications industry.

Director Qualifications:

•

Business experience—extensive experience as a senior executive of various technology, payment and information processing companies; currently the president and chief executive officer of NetNumber, Inc., a provider of standards based software technology to the communications industry.

•

Leadership experience—president and chief executive officer of NetNumber, Inc.; former chief executive officer, president and co-chairman of Faroudja, Inc., a video processing technology company; former president and chief executive officer of Paging Network Inc., a provider of wireless messaging services; and former vice chairman of First Financial Management Corporation, a provider of credit card and transaction authorization, processing and settlement, healthcare claims processing and document management/imaging services; experience serving on the board of directors of private and public companies.

•

Industry and company knowledge—served as our board member since 2002 providing strategic advice relevant to our growth; extensive senior executive experience in the technology, payment processing and information processing industries, including substantial experience with Automated Data Processing, Inc., a computer services company, where he served as president of several businesses, including the automotive and employer services divisions, following senior positions in sales, client services, strategy and marketing.

Ronald F. Clarke, 55 Class III Director since 2003 Term expires 2013	Mr. Clarke has been our President and Chief Executive Officer since August 2000 and was appointed Chairman of our board of directors in March 2003. From 1999 to 2000, Mr. Clarke served as President and Chief Operating Officer of AHL Services, Inc, a staffing firm. From 1990 to 1998, Mr. Clarke served as chief marketing officer and later as a division president with Automatic Data Processing, Inc., a computer services company. From 1987 to 1990, Mr. Clarke was a principal with Booz Allen Hamilton, a global management consulting firm. Earlier in his career, Mr. Clarke was a marketing manager for General Electric Company, a diversified technology, media, and financial services corporation.

Director Qualifications:

•

Business and strategic acquisition experience—significant experience with our business as our chief executive officer for ten years; strategic direction for our numerous acquisitions both domestically and internationally over this period.

•

Leadership experience—chairman of our board of directors, providing leadership and oversight of our board’s operations; prior experience as an executive officer with several public companies, including service as a chief operating officer, chief marketing officer and division president.

•	High level of financial literacy—significant experience with our finance function through his oversight of our chief financial officer for ten years.

•

Industry and company knowledge—significant familiarity with our company and industry through his service as our chief executive officer for ten years, his prior experience in the financial and business services industry, including with AHL Services, Inc. (staffing services), Automated Data Processing, Inc. (transaction processing, data communication and information services) and his experience providing management consulting services with Booz Allen, a global management consulting firm.

Richard Macchia, 59 Class III Director since 2010 Term expires 2013	Mr. Macchia joined our board of directors in July 2010. Mr. Macchia served as Chief Financial Officer and Senior Vice President of Administration for Internet Security Systems, Inc., an information security provider, from December 1997 through October 2005. Mr. Macchia remained employed with Internet Security Systems, Inc. during the following year to transition the Chief Financial Officer role to his successor. Internet Security Systems, Inc. was acquired by International Business Machines Corporation in October 2006 and Mr. Macchia has been retired since October 2006.

Director Qualifications:

•

Business and leadership experience—retired chief financial officer and senior vice president of administration; oversaw financial functions, human resources, facilities and investor relations; served in senior executive roles with several public companies for over 20 years; served as a partner of KPMG LLP, an international accounting firm, for two years.

•

High level of financial literacy—served as a principal financial or principal accounting officer with several public companies for over 20 years; certified public accountant in good standing since 1976; practiced with KPMG LLP from 1973 to 1985.

•

Industry knowledge—over 20 years’ experience in the financial and information services industry, including with MicroBilt Corporation (financial information services), First Financial Management Corporation (credit card authorization, processing and settlement services; healthcare claims processing services; document management/imaging services) and Internet Security Systems, Inc. (information security services).

BOARD OF DIRECTORS AND COMMITTEES

Our board of directors currently consists of eight members. Of our directors, seven—Messrs. Balson, Carroll, Evans, Johnson, Macchia, Marschel and Stull—are “independent directors” as defined under the New York Stock Exchange listing standards. Under our amended and restated bylaws, the number of directors will be determined from time to time by our board of directors.

The Board held three meetings in 2010 and each director attended at least 75 percent of all board and applicable committee meetings. Our independent directors will meet in executive session at each regularly scheduled in-person board meeting, when deemed appropriate. This is our first annual meeting as a public company. The board does not have a policy regarding directors’ attendance at annual meetings.

Our Board has three standing committees: an audit committee, a compensation, nominating and corporate governance committee, and an executive and acquisitions committee. Each committee has a written charter. The table below provides current membership and fiscal year 2010 meeting information for each of the board committees.

Name	Audit		Compensation, Nominating and Corporate Governance		Executive and Acquisition
Mr. Balson			X		X
Mr. Carroll	X
Mr. Clarke					X	*
Mr. Evans			X	*	X
Mr. Johnson	X				X
Mr. Macchia	X	*
Mr. Marschel	X		X
Mr. Stull			X

Total meetings during 2010	3		7		0

*	Committee Chairperson

Below is a description of each standing committee of our Board of Directors. Each committee has authority to engage legal counsel or other advisors or consultants as it deems appropriate to carry out its responsibilities.

Audit Committee

Our audit committee currently consists of Messrs. Carroll, Johnson, Macchia and Marschel. Mr. Macchia was elected to the board during July 2010 and subsequently became the chairman of the committee. Our board has determined that each member of the committee, other than Mr. Carroll, meets the definition of “independent director” for purposes of the New York Stock Exchange rules and the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We expect that Mr. Carroll will continue to serve as a member of the Audit Committee in accordance with the transition period rules and regulations of the New York Stock Exchange. Mr. Carroll is not independent for Audit Committee service because he is a Managing Director of Summit Partners, one of our significant stockholders, but he has been included on the Audit Committee because of his historical familiarity with FleetCor. We rely on an exemption from the independence requirements under Rule 10A-3 that allows us to have one member of our Audit Committee not be independent until December 14, 2011, the one year anniversary of the effectiveness of our registration statement under the Securities Act of 1933, as amended. We believe Mr. Carroll’s participation on the Audit Committee has been useful during our transition from a private to a public company and has not affected the ability of our Audit Committee to act independently or satisfy our obligations under Rule 10A-3. We expect that our Audit Committee will consist of members who are independent for purposes of Rule 10A-3 before December 14, 2011. Our board of directors has determined that Mr. Macchia qualifies as an “audit committee financial expert” under Securities and Exchange Commission rules and regulations.

Our audit committee is responsible for, among other matters:

•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm their independence from management;

•	reviewing with our independent registered public accounting firm the scope and results of their audit;

•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•

overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the Securities and Exchange Commission;

•	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements;

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls, or auditing matters; and

•	reviewing and approving related person transactions.

Our board of directors has adopted a written charter for the committee, which is available on our website.

Compensation, Nominating and Corporate Governance Committee

Our compensation, nominating and corporate governance committee currently consists of Messrs. Balson, Evans, Marschel and Stull. Mr. Evans is the chairman of the committee. Our board of directors has determined that each committee member meets the definition of “independent director” for purposes of the New York Stock Exchange rules and the definition of “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. In addition, a sub-committee of our compensation, nominating and corporate governance committee consisting of Messrs. Marschel and Stull approve any compensation that may otherwise be subject to Section 16 of the Exchange Act.

The compensation, nominating and corporate governance committee is responsible for, among other matters:

•	annually reviewing and approving our goals and objectives for executive compensation;

•

annually reviewing and approving for the chief executive officer and other executive officers (1) the annual base salary level, (2) the annual cash incentive opportunity level, (3) the long-term incentive opportunity level, and (4) any special or supplemental benefits or perquisites;

•	reviewing and approving employment agreements, severance arrangements and change of control agreements for the chief executive officer and other executive officers, as appropriate;

•	making recommendations and reports to the board of directors concerning matters of executive compensation;

•	administering our executive incentive plans;

•	reviewing compensation plans, programs and policies;

•	developing and recommending criteria for selecting new directors;

•	screening and recommending to the board of directors individuals qualified to become executive officers; and

•	handling such other matters that are specifically delegated to the compensation, nominating and corporate governance committee by the board of directors from time to time.

Our board of directors has adopted a written charter for the committee, which is available on our website.

See “Compensation Discussion and Analysis” for a description of the processes and procedures of the committee and for additional information regarding the committee’s role and management’s role in determining compensation for executive officers and directors.

Executive and Acquisitions Committee

Our executive and acquisitions committee consists of Messrs. Clarke (chairman), Balson, Evans and Johnson. Between meetings of our board of directors, the executive and acquisitions committee has and may exercise the powers of the board of directors to act upon any matters which, in the view of the Chairman of the Board, should not be postponed until the next previously scheduled meeting of the board of directors, except for those powers expressly reserved to the board. In particular, the executive and acquisitions committee may assist the board of directors in connection with capital expenditures, investments, acquisitions, financing activities and other matters. Our board of directors has adopted a written charter for the committee, which is available on our website.

Board Leadership

Our corporate governance guidelines provide that our board will include a majority of independent directors. Our CEO serves as the chairman of the board and has served as such since 2003. We believe this leadership structure has been effective. Seven of our eight directors are independent, as described above under “Director Independence.” The members of our audit committee and compensation, nominating and corporate governance committee are also independent, as described above under “Audit Committee” and “Compensation, Nominating and Corporate Governance Committee,” subject to the transition rules as stated. We do not have a lead director, but our corporate governance guidelines provide that our non-management directors will meet in executive session, without management present, as frequently as they deem appropriate, typically at the time of each regular board meeting. We anticipate that the chairs of the independent board committees will rotate as presiding director, and the presiding director will act as a liaison between the non-management directors and the chairman and CEO in connection with each regular meeting. We believe that having a combined chairman and CEO, a board with a majority of independent directors who will meet regularly in executive session, and independent chairs for the board’s audit committee and compensation, nominating and corporate governance committee provides the best form of leadership for FleetCor and our stockholders.

Risk Oversight

Our board is responsible for overseeing our risk management. Under its charter, the audit committee is responsible for discussing with management the annual internal audit plan, FleetCor’s major financial risk exposures, steps management has taken to monitor and control such exposures, risk management and risk assessment policies, and significant findings and recommendations and management’s responses. The audit committee is also responsible for discussing with management and the independent auditors, periodically, normally on at least an annual basis, the independent auditors’ annual audit scope and plan and risk assessment and risk management policies. The board’s other committees oversee risks associated with their respective areas of responsibility. For example, the compensation, nominating and corporate governance committee considers risks associated with out compensation policies and practices, with respect to both executive compensation and compensation generally. Our board will regularly engage in discussing the most significant risks and how the risks are being managed, and receive reports from senior management and from committee chairs. We believe that our leadership structure, as described above, supports the risk oversight function of the board. While we have a combined chairman and CEO, independent directors chair the audit committee and compensation, nominating and corporate governance committee, which are involved with risk oversight.

DIRECTOR INDEPENDENCE

Our corporate governance guidelines provide that a majority of our directors will be independent. Our board of directors has adopted director independence guidelines to assist in determining each director’s independence. These guidelines are included in our corporate governance guidelines available on our website at investor.fleetcor.com. The guidelines either meet or exceed the independence requirements of the New York Stock Exchange on which our shares are traded.

Under the director independence guidelines, the board of directors must affirmatively determine a director has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. To facilitate this determination, annually each director completes a questionnaire that provides information about relationships that might affect the determination of independence. Management provides the compensation, nominating and corporate governance committee and our board with relevant facts and circumstances of any relationship bearing on the independence of a director or nominee that is outside the categories permitted under the director independence guidelines.

Based on the review and recommendation by the compensation, nominating and corporate governance committee, the board of directors analyzed the independence of each director and determined that Messrs. Balson, Carroll, Evans, Johnson, Macchia, Marschel and Stull meet the standards of independence under our director independence standards, and applicable NYSE listing standards, including that each member is free of any relationship that would interfere with his individual exercise of independent judgment. In making this determination, our board considered that certain board members are principals in private equity firms holding substantial positions in our common stock.

COMPENSATION OF DIRECTORS

Members of our board of directors, except for Messrs. Johnson, Macchia and Marschel, do not receive compensation for serving as directors. Mr. Macchia joined our board during July 2010 and received a restricted stock grant of 3,750 shares for 2010 service, which was the agreed upon award and consistent, on a prorated basis for Mr. Macchia’s partial year of service, with awards for prior years’ service to Messrs. Johnson and Marschel. Mr. Macchia’s shares vested upon the closing of our initial public offering during December 2010. Restricted stock awards to Messrs. Johnson and Marschel for 2010 service were made on April 13, 2011. Each award was for 8,750 vested shares of common stock, consistent with our award practices prior to our initial public offering. Restricted stock awards to Messrs. Johnson, Macchia and Marschel for 2011 service were also made on April 13, 2011. Each award was for 5,500 shares of common stock and will vest on January 1, 2012. We do not pay cash compensation or grant option awards to our directors. All members of our board of directors are reimbursed for actual expenses incurred in connection with attendance at board meetings. Mr. Clarke did not receive any compensation for service on our board of directors. Mr. Clarke’s compensation is described in “Compensation Discussion and Analysis.”

We believe restricted stock awards are an appropriate form of compensation for our directors because the value of the grants will increase as the value of our stock price increases, thus aligning the interests of these directors with those of our stockholders. The amount of these grants was determined based on our board of directors’ general experience with market levels of director compensation. We expect to continue to make annual grants of restricted stock to each of our non-employee directors (who are not otherwise affiliated with Advantage Capital Partners, Bain Capital Partners or Summit Partners). Annual grants for director service are generally anticipated to have a value of approximately $175,000. The following table sets forth the total compensation earned by each person who received compensation as a director during 2010.

Name	Stock awards ($)(1)	Total ($)
Mark A. Johnson	$0	$0
Richard Macchia	$75,000	$75,000
Glenn W. Marschel	$0	$0

(1)	The value for Mr. Macchia’s stock award in this column represents the grant date fair value for the stock award granted in 2010, computed in accordance with FASB ASC Topic 718. Because awards for 2010 service for Messrs. Johnson and Marschel were made in 2011, the awards do not appear in this table.

Messrs. Johnson, Macchia and Marschel did not hold any stock option awards for unvested restricted stock awards as of December 31, 2010.

DIRECTOR QUALIFICATIONS

The qualifications for directors are described in our corporate governance guidelines, which is available on our website. The following factors, among others, are assessed when considering a director’s or nominee’s qualification:

•	the highest personal and professional ethics, integrity, values, ability and judgment;

•	understanding our business environment;

•	ability to make independent analytical inquiries and judgments;

•	skills and experience in the context of the needs of the board;

•	breadth of business and organizational skills, background and experience;

•

the number of other public company boards on which each director serves to consider whether such other board service impairs the director’s service by unduly limiting the director’s attendance, participation or effectiveness; and

•	“independence” as contemplated by applicable legal and regulatory requirements and in accordance with our guidelines and standards.

No director should serve on more than four other public company boards, unless the compensation, nominating and corporate governance committee determines otherwise. Directors should advise the Chairman of the Board and the chair of the compensation, nominating and corporate governance committee in advance of accepting an invitation to serve on another public company board.

The board of directors does not believe that it should limit the number of terms for which a person may serve as a director or require a mandatory retirement age, because such limits could deprive us of the valuable contributions made by a director who develops, over time, significant insights into FleetCor and its operations.

The re-nomination of existing directors is not viewed as automatic, but is based on continuing qualification under the criteria stated above. In addition, the committee considers the existing directors’ performance on the board and any committee.

SELECTION OF DIRECTOR NOMINEES

Our compensation, nominating and corporate governance committee is responsible for evaluating candidates for election to our board of directors. It also evaluates candidates for election to fill vacancies that may arise between annual meetings. The director qualifications referenced above under “Director Qualifications” are used to evaluate candidates. The committee may retain a third party search firm to identify director candidates and has sole authority to select the search firm and approve the terms and fees of any director search engagement.

Our current directors were initially designated pursuant to our stockholders agreement, which terminated upon completion of our initial public offering. The committee’s process for selecting nominees begins with an evaluation of the qualifications and performance of incumbent directors and a determination of whether the board or its committees have specific unfulfilled needs. The committee considers candidates identified by the committee, other directors, executive officers and stockholders, and, if applicable, a third party search firm. Consideration would include determining whether a candidate qualifies as “independent” under the various standards applicable to the board and its committees. The committee selects nominees to recommend to the board, which considers and makes the final selection of director nominees and directors to serve on its committees. The committee may use whatever process it deems appropriate under the circumstances when evaluating nominees recommended by stockholders.

We do not have a formal policy regarding board diversity. Our compensation, nominating and corporate governance committee currently believes that, while diversity and variety of experiences and viewpoints represented on the board should be considered, a director nominee should not be chosen or excluded solely or largely because of race, gender, national origin or sexual orientation or identity. In selecting a nominee, the committee focuses on skills, expertise or background that would complement the existing directors.

STOCKHOLDER RECOMMENDATIONS OF NOMINEES

The compensation, nominating and corporate governance committee of the board of directors considers recommendations for candidates for nomination to the board of directors by a stockholder. It will consider and evaluate candidates recommended by stockholders in the same manner as candidates recommended from other sources. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then that nominee’s name will be included in the proxy statement for the next annual meeting. Our stockholders also have the right under our By-Laws to directly nominate director candidates and should follow the procedures outlined in our bylaws.

To be timely, a stockholder’s notice to the corporate secretary must be delivered and received not earlier than January 25, 2012 nor later than February 24, 2012. However, in the event that the annual meeting is called for a date that is not within 30 days before or after May 24, 2012, notice by the stockholder must be received by the later of the tenth day following the date of the Public Announcement (as defined in our bylaws) of the date of the annual meeting and the 90th day prior to the annual meeting.

Stockholder nominations must be addressed to: FleetCor Technologies, Inc., Attention: Corporate Secretary, 655 Engineering Drive, Suite 300, Norcross, Georgia 30092, DIRECTOR CANDIDATE RECOMMENDATION.

STOCKHOLDER PROPOSALS

Any proposal that a stockholder wishes to be considered for inclusion in our proxy statement and proxy card for the 2012 annual meeting of stockholders must comply with the requirements of Rule 14a-8 under the Exchange Act and must be delivered and received no later than December 27, 2011 at the following address, FleetCor Technologies, Inc., Attention: Corporate Secretary, 655 Engineering Drive, Suite 300, Norcross, Georgia 30092, STOCKHOLDER PROPOSAL. However, in the event that the annual meeting is called for a date that is not within thirty days before or after May 24, 2012, notice by the stockholder must be received a reasonable time before we begin to print and mail our proxy materials for the 2012 annual meeting of stockholders.

If a stockholder wishes to present a proposal before the 2012 annual meeting but does not wish to have a proposal considered for inclusion in our proxy statement and proxy in accordance with Rule 14a-8 or to nominate someone for election as a director, the stockholder must give written notice to our corporate secretary at the address noted above. To be timely, a stockholder’s notice to the secretary must be delivered and received not earlier than January 25, 2012, nor later than February 24, 2012. However, in the event that the annual meeting is called for a date that is not within thirty days before or after May 24, 2012, notice by the stockholder must be received by the later of the tenth day following the date of the Public Announcement (as defined in our bylaws) of the date of the annual meeting and the 90th day prior to the annual meeting. Our bylaws contain specific procedural requirements regarding a stockholder’s ability to nominate a director or submit a proposal to be considered at a meeting of stockholders. The bylaws are available on our website at investor.fleetcor.com under Corporate Governance.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. We maintain on our corporate website a link explaining that stockholders and other interested parties who wish to communicate directly with the board of directors may do so by any of the following means:

Writing to the Board of Directors as a group or the non-management directors as a group at our headquarters mailing address to the attention of the corporate secretary:

Eric Dey

FleetCor Corporate Secretary

655 Engineering Drive, Suite 300

Norcross, GA, 30092

The corporate secretary reviews all written and emailed correspondence received from stockholders and other interested parties and forwards such correspondence periodically to the directors if and as appropriate.

GOVERNANCE DISCLOSURES ON OUR WEBSITE

Complete copies of our corporate governance guidelines, committee charters and code of conduct are available on the Corporate Governance section of our website, at investor.fleetcor.com. In accordance with NYSE rules, we may also make disclosure of the following on our website:

•	the method for interested parties to communicate directly with the presiding director or with the independent directors as a group;

•

the identity of any member of our audit committee who also serves on the audit committees of more than three public companies and a determination by our board that such simultaneous service will not impair the ability of such member to effectively serve on our audit committee; and

•

contributions by us to a tax exempt organization in which any independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues.

We will provide any of the foregoing information without charge upon written request to Corporate Secretary, FleetCor Technologies, Inc., 655 Engineering Drive, Suite 300, Norcross, Georgia 30092.

INFORMATION REGARDING BENEFICIAL OWNERSHIP

OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND MANAGEMENT

This table shows common stock that is beneficially owned by our directors, our chief executive officer, our chief financial officer and our next three most highly compensated executive officers as of December 31, 2010, whom we refer to as our “named executive officers,” and all persons known to us to own 5 percent or more of the outstanding Company common stock, as of February 15, 2011. Percentages are based on 78,665,115 shares outstanding as of February 15, 2011.

AMOUNT AND NATURE OF SHARES BENEFICIALLY OWNED

Name and Address(1)	Common Stock Owned(2)	Right To Acquire(3)	Total Securities Owned(4)	Percent of Outstanding Shares
Principal Stockholders:
Advent International Corporation(5)	4,091,925	—	4,091,925	5.2%
75 State Street Boston, MA 02109
BCIP Associates III, LLC(6)	11,331,332	—	11,331,332	14.4%
111 Huntington Avenue Boston, MA 02199
Chestnut Hill Ventures, LLC(7)	9,478,417	—	9,478,417	12.1%
60 William Street, Suite 230 Wellesley, MA 02481
Summit Partners, L.P.(8)	23,040,170	—	23,040,170	29.3%
222 Berkeley Street, 18th Floor Boston, MA 02116
Ronald F. Clarke(9)	3,017,951	1,670,832	4,688,783	5.7%
655 Engineering Drive, Suite 300 Norcross, GA 30092

Executive Officers and Directors:
Ronald F. Clarke(9)	3,017,951	1,670,832	4,688,783	5.7%
Eric R. Dey(10)	240,453	—	240,453	*
Andrew R. Blazye(11)	62,500	138,876	201,376	*
Todd W. House(12)	64,257	62,500	126,757	*
Van E. Huff(13)	8,286	344,710	352,996	*
Andrew Balson(14)	11,331,332	—	11,331,332	14.4%
John R. Carroll(15)	23,040,170	—	23,040,170	29.3%
Bruce R. Evans(16)	23,040,170	—	23,040,170	29.3%
Mark A. Johnson	176,250	—	176,250	*
Richard Macchia	2,976	—	2,976	*
Glenn W. Marschel	213,750	—	213,750	*
Steven T. Stull(17)	1,902,921	—	1,902,921	2.4%
Directors and Executive Officers as a Group (18 Persons)(18)	39,225,887	2,732,543	43,216,764	52.3%

*	Less than 1%
(1)	Unless otherwise noted, the business address for the individual is care of FleetCor Technologies, Inc., 655 Engineering Drive, Suite 300, Norcross, Georgia, 30092.
(2)

Unless otherwise noted, includes shares for which the named person has sole voting and investment power or has shared voting and investment power with his or her spouse. Excludes shares that may be acquired through stock option exercises.

(3)	Includes shares that can be acquired through stock option exercises through April 16, 2011.
(4)	Includes common stock, restricted stock, and shares that can be acquired through stock option exercises through April 16, 2011.

(5)

This information was reported on a Schedule 13G filed by the following entities on February 7, 2011 and reported that as of the close of business on December 31, 2010 such entities beneficially owned the number of shares stated: (1) Advent International Corporation, a Delaware corporation, 4,091,925 shares; (2) ACEE III GP Limited Partnership, a Massachusetts limited partnership, 4,046,689 shares; (3) Advent International LLC, a Massachusetts limited corporation, 4,051,747 shares; (4) Advent Central and Eastern Europe III Limited Partnership, a Delaware limited partnership, 1,659,957 shares; (5) Advent Central and Eastern Europe III-A Limited Partnership, a Delaware limited partnership, 1,272,720 shares; (6) Advent Central and Eastern Europe III-B Limited Partnership, a Delaware limited partnership, 181,020 shares; (7) Advent Central and Eastern Europe III-C Limited Partnership, a Delaware limited partnership, 246,145 shares; (8) Advent Central and Eastern Europe III-D Limited Partnership, a Delaware limited partnership, 373,530 shares; (9) Advent Central and Eastern Europe III-E Limited Partnership, a Delaware limited partnership, 313,317 shares; (10) Advent Partners ACEE III Limited Partnership, a Delaware limited Partnership, 40,178 shares; (11) Advent Partners III Limited Partnership, a Delaware limited partnership, 5,058 shares. The percentage reported is based upon the assumption that Advent International Corporation beneficially owned 4,091,925 shares of common stock on February 15, 2011.

(6)

This information was reported on a Schedule 13G filed by the following entities on February 14, 2011: (1) BCIP Associates III, LLC, a Delaware limited liability company (“BCIP III LLC”), (2) BCIP Trust Associates III, a Cayman Islands partnership (“BCIP Trust III”), (3) BCIP Associates III-B, LLC, a Delaware limited liability company (“BCIP III-B LLC”), (4) BCIP Trust Associates III-B, a Cayman Islands partnership (“BCIP Trust III-B”), (5) Bain Capital Fund VIII, LLC, a Delaware limited liability company (“Fund VIII”), (6) BCIP Associates—G, a Delaware general partnership (“BCIP G”) (collectively, the “Bain Capital Entities”). The Schedule 13G reported that as of the close of business on December 31, 2010, the following shares were owned by the Reporting Persons: BCIP III LLC owned 250,025 shares of FleetCor, and BCIP III LLC acts through its manager and sole member BCIP Associates III; BCIP Trust III owned 117,205 shares of FleetCor, and BCIP Trust III acts through its managing partner, Bain Capital Investors, LLC (“BCI”); BCIP III-B LLC owned 19,742 shares of FleetCor, and BCIP III-B LLC acts through its manager and sole member BCIP Associates III-B; BCIP Trust III-B owned 62,353 shares of FleetCor, and BCIP Trust III-B acts through its managing partner, BCI; Fund VIII owned 10,879,114 shares of FleetCor, and Fund VIII acts through its sole member BCF VIII, which acts through its sole general partner, Partners VIII, which acts through its general partner, BCI. No person other than the respective owner referred to. The percentage reported is based upon the assumption that BPIC Associates III, LLC beneficially owned 11,331,332 shares of common stock on February 15, 2011.

(7)

This information was reported on a Schedule 13G filed by Chestnut Hill Ventures, LLC with the SEC on February 11, 2011. The Schedule 13G was filed on behalf of: (1) Chestnut Hill Ventures, LLC, (2) Chestnut Hill Fuel, LLC, (3) Richard A. Smith, and (4) John G. Berylson, and reported that Chestnut Hill Ventures LLC beneficially owned and had shared voting and dispositive power with respect to 8,853,417 shares; Chestnut Hill Fuel, LLC beneficially owned and had shared voting and dispositive power with respect to 8,853,417 shares; Richard A. Smith beneficially owned and had shared voting and dispositive power with respect to 9,478,417 shares; and John G. Berylson beneficially owned and had shared voting and dispositive power with respect to 9,478,417 shares. The percentage reported is based on the assumption that Chestnut Hill Ventures, LLC beneficially owned 9,478,417 shares of common stock on February 15, 2011.

(8)

This information was reported on a Schedule 13G filed by Summit Partners, L.P. with the SEC on February 9, 2011. The Schedule 13G was filed on behalf of: (1) Summit Partners, L.P., (2) Summit Partners VI (GP), LLC, (3) Summit Partners VI (GP), L.P., (4) Summit Ventures VI-A, L.P., (5) Summit Ventures VI-B, L.P., (6) Summit VI Advisors Fund, L.P., (7) Summit VI Entrepreneurs Fund, L.P., (8) Summit Investors VI, L.P., (9) Stamps, Woodsum & Co. IV, (10) Summit Partners SD II, LLC, (11) Summit Subordinated Debt Fund II, L.P., (12) Summit Partners PE VII, LLC, (13) Summit Partners PE VII, L.P., (14) Summit Partners Private Equity Fund VII-A, L.P., (15) Summit Partners Private Equity Fund VII-B, L.P., (16) Summit Investors Management, LLC, (17) Summit Investors I, LLC, (18) Summit Investors I (UK), L.P, (19) Martin J. Mannion, and (20) Bruce R. Evans, and reported that the reporting persons beneficially owned and had shared voting and dispositive power with respect to 23,040,170 shares. The percentage reported is based on the assumption that Summit Partners, L.P. beneficially owned 23,040,170 shares of common stock on February 15, 2011.

(9)	Includes 2,184,617 shares of common stock, vested options for 1,670,832 shares of common stock, and 833,334 shares of restricted stock subject to vesting requirements.
(10)	Includes 160,453 shares of common stock and 80,000 shares of restricted stock subject to vesting requirements.
(11)	Includes 5,000 shares of common stock, vested options for 138,876 shares of common stock, and 57,500 shares of restricted stock subject to vesting requirements.
(12)

Includes 6,757 shares of common stock, vested options for 31,250 shares of common stock, options that vest before April 16, 2011for 31,250 shares of common stock, and 57,500 shares of restricted stock subject to vesting requirements.

(13)	Includes 3,286 shares of common stock, vested options for 344,710 shares of common stock, and 5,000 shares of restricted stock subject to vesting requirements.
(14)

Includes shares held by the Bain Capital Entities. Mr. Balson is a Managing Director and serves on the investment committee of BCI and as a result, and by virtue of the relationships described in Footnote (5), may be deemed to beneficially own the shares owned by the Bain Capital Entities. Mr. Balson disclaims ownership of the shares held by the Bain Capital Entities except to the extent of his pecuniary interest therein.

(15)

Includes shares held by the Summit Partners entities. Mr. Carroll is a member of the general partner of Summit Partners, L.P. and as a result may be deemed to beneficially own the shares owned by the Summit Partners entities. Mr. Carroll disclaims ownership of the shares held by the Summit Partners entities except to the extent of his pecuniary interest therein.

(16)

Includes shares held by the Summit Partners entities. Mr. Evans is a member of the general partner of and is on the investment committee for Summit Partners, L.P. and as a result may be deemed to beneficially own the shares owned by the Summit Partners entities. Mr. Evans disclaims ownership of the shares held by the Summit Partners entities except to the extent of his pecuniary interest therein.

(17)

Includes 1,902,921shares held by Advantage Capital Financial Company, LLC and related entities. Mr. Stull has shared voting power with respect to such shares and as a result may be deemed to beneficially own such shares. Mr. Stull disclaims ownership of the shares held by the Advantage Capital entities except to the extent of his pecuniary interest therein.

(18)	In addition to the officers and directors named in this table, six other executive officers are members of this group.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis describes the compensation policies and programs for our named executive officers for 2010, which consist of our chief executive officer, our chief financial officer and three other executive officers with the highest total compensation in 2010, as determined under the rules and regulations of the Securities and Exchange Commission. Our named executive officers for 2010 are Ronald F. Clarke, our President and Chief Executive Officer; Eric R. Dey, our Chief Financial Officer; Todd W. House, our President–Direct Business and Chief Operating Officer–U.S. Shared Services; Andrew R. Blazye, our Chief Executive Officer–FleetCor Europe and Van E. Huff, our Chief Information Officer. Because Mr. Blazye is based in the United Kingdom, his compensation is denominated in British pounds; all amounts discussed in this section for Mr. Blazye during 2009 and 2010, respectively, have been converted into dollars at an exchange rate of $1.572 to £1, the average exchange rate during 2009 and an exchange rate of $1.582 to £1, the average exchange rate during 2010.

This compensation discussion and analysis gives effect to a two and one-half-for-one stock split of shares of all our common stock effected on November 29, 2010.

Overview of Compensation Program

The compensation committee of our board of directors is responsible for establishing and implementing our compensation philosophy, as detailed below. Our compensation committee evaluates and determines the levels and forms of individual compensation for our executive officers, including salaries, cash incentive compensation, bonuses and equity incentive compensation. Our compensation committee reviews and approves compensation for our executive officers periodically, generally in the first quarter of each fiscal year, based on each executive officer’s performance and our overall performance during the prior year. The committee designs the program with the overall goal that the total compensation paid to our executive officers is fair, reasonable and competitive and includes incentives that are designed to appropriately drive corporate performance. In addition, our chief executive officer has historically played a significant role in reviewing the performance of the other executive officers and making compensation recommendations to the compensation committee for the executive officers (other than himself).

Compensation Philosophy

Our executive compensation program is designed to help us attract talented individuals to manage and operate all aspects of our business, to reward those individuals for the achievement of our financial and strategic goals, to retain those individuals who contribute to the success of our business and to align the interests of those individuals with those of our stockholders. We believe that annual cash incentive compensation should be linked to metrics that create value for our stockholders and the ownership by management of equity interests in our business is an effective mechanism for providing incentives for management to maximize gains for stockholders.

Overview of Elements of Compensation

As discussed in further detail below, our compensation program consists of the following four principal components:

•	Base salary. Base salaries for our named executive officers are evaluated periodically.

•

Annual cash incentive compensation. Our named executive officers typically earn annual cash incentive compensation based on (1) achievement of company-wide financial performance goals for the year and/or (2) achievement of individual or business unit performance goals.

•

Long-term equity incentive awards. We grant equity awards to our named executive officers as long-term incentives. We attempt to ensure that a significant portion of our named executive officers’ compensation is linked to our ongoing success and aligned with the returns provided to our stockholders.

•

Benefits and perquisites. We provide various health and welfare benefits to all of our employees. We provide a 401(k) plan to all of our U.S. employees. We also provide minimal perquisites to our named executive officers, as described below. Our named executive officers do not participate in any non-qualified deferred compensation plans or defined benefit pension plans.

Determining Compensation for the Named Executive Officers

The compensation committee is responsible for administering our compensation practices and making decisions with respect to the compensation paid to our named executive officers. Our compensation committee has not retained the services of a compensation consultant. Compensation for our executive officers historically has been individualized, impacted by arm’s-length negotiations at the time of employment, and based on a variety of factors, including:

•	our compensation committee’s evaluation of the competitive market based on its general market experience;

•	the roles and responsibilities of our executives;

•	the individual experience and skills of, and expected contributions from, our executives;

•	the individual performance of our executives during the year and the historic performance levels of our executives;

•	our overall financial performance;

•	our financial condition and available resources; and

•	our need for a particular position to be filled.

Our chief executive officer plays a significant role in reviewing the performance of the other executive officers and making compensation recommendations to the compensation committee for the executive officers. When discussing performance evaluations and setting compensation levels for our executive officers, the compensation committee works closely with our chief executive officer; however, the compensation committee has the discretion to reject or modify the recommendations of our chief executive officer. Our chief executive officer does not participate in determining or recommending the amount of his own compensation.

Our chief executive officer periodically evaluates the other executive officers’ performance with the compensation committee and makes recommendations for base salary, cash incentive awards and grants of long-term equity incentive awards for all executive officers other than himself. Based on these recommendations from our chief executive officer and in consideration of the objectives described above and the principles described below, the compensation committee approves the annual compensation packages of all our executive officers.

Compensation mix and how each element fits into our overall compensation objectives

The compensation committee strives to achieve an appropriate mix between cash payments and equity incentive awards in order to meet our compensation objectives. Our compensation committee does not have any formal policy for allocating compensation between short-term and long-term compensation or cash and non-cash compensation. We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our executive officers to deliver superior performance and retain them to continue their careers with us on a cost-effective basis.

Our mix of compensation elements is designed to reward recent results, motivate long-term performance and align our executives’ interests with those of our stockholders. We achieve this through a combination of cash and equity awards. Base salary and benefits are designed to provide a secure level of cash compensation. Annual cash incentive awards support our annual operating plan and are earned only if we meet the performance goals established by the compensation committee. Equity awards are granted in the form of stock options and performance-based restricted stock. Stock options have value for our executives only if our stock price increases. Performance-based restricted stock has value to our executives only if we meet the performance goal established by the compensation committee.

While we have typically provided cash compensation (base salary) and a cash incentive opportunity to each executive in each year, we do not typically provide equity compensation to each executive on an annual basis. We also make equity grants designed to encourage a specific performance goal or to reward an executive for extraordinary performance in a particular year. In determining the size of an equity award the compensation committee considers relative job responsibility, the value of existing unvested awards, individual performance history, prior contributions to us, the size of prior grants, arm’s-length negotiation at the time of an executive’s hiring and availability of shares in our pool. The compensation committee considers cash compensation and equity compensation separately, and therefore the grant of an equity award in one year does not impact the potential cash compensation to that executive for the same year.

Determining Compensation for the Named Executive Officers

The compensation committee applies the same compensation policies to all of our named executive officers with the overall goal that the total compensation paid to our executive officers is fair, reasonable and competitive and includes incentives that are designed to appropriately drive corporate performance. The ultimate compensation levels earned by the named executive officers reflect the application of these policies to the varying roles and responsibilities of the executives. Generally, the greater the responsibility of the executive and the greater the potential impact of the executive on revenue and net income growth, the higher the potential compensation that can be earned by the executive. In addition, the compensation committee is aware of the competitive market for executive compensation, which reflects a meaningful variation between the chief executive officer and other executive positions for each element of compensation.

Our chief executive officer has the greatest responsibility in managing our company. He joined our company in 2000, and has managed our significant growth over the decade through a combination of organic initiatives, product and service innovation and over 40 acquisitions of businesses and commercial account portfolios, growing our revenue from $33.0 million in 2000 to $433.8 million in 2010. As a result of our compensation committee’s assessment of our chief executive officer’s role and responsibilities within our company, his nearly eleven years of service to our company and the competitive market for chief executive officer compensation, there is a significant compensation differential between his compensation levels and those of our other named executive officers.

Components of Compensation

The components of compensation include base salary, annual cash incentive compensation, long-term equity incentive awards and benefits and perquisites.

Base salary

Base salaries are adjusted from time to time, taking into account individual responsibilities, individual performance for the year, the experience of the individual, current salary, retention incentives, internal equity and the compensation committee’s evaluation of the competitive market based on its general market experience. No particular weight is assigned to each factor. Historically, we have not applied specific formulas to set base salaries, nor have we sought to benchmark base salaries against similarly situated companies. Initial base salaries for our executive officers are typically negotiated at arm’s-length at the time of hiring.

Effective March 1, 2010, February 15, 2010 and February 1, 2010, respectively, Mr. Clarke, Mr. Dey and Mr. Blazye received base salary increases. Our compensation committee approved an increase to Mr. Clarke’s base salary of 10% to $687,500 in recognition of his oversight of two significant acquisitions (the CLC Acquisition and the ReD Acquisition) in 2009, his leadership of our company in maintaining our performance through the economic downturn, and recognition of his increased responsibilities as a result of our initial public offering. Our compensation committee approved an increase to Mr. Dey’s base salary of 12.5% to $270,000 in recognition of his steady management of the accounting, accounts payable and accounts receivable, and planning and analysis functions in 2009 and in light of the fact that he had not received a base salary increase in recent years. Our compensation committee approved an increase to Mr. Blazye’s base salary of 10% to $345,840 in recognition of his increased responsibilities due to the ReD Acquisition in 2009, his assumption of the day-to-day management of Petrol Plus Region and in light of the fact that he had not received a base salary increase in recent years. Our compensation committee determined not to increase Mr. House’s base salary in 2010 due to his limited tenure with the company. Our compensation committee determined not to increase Mr. Huff’s base salary in 2010 because he had recently received a base salary increase in 2009.

Effective February 28, 2011, February 7, 2011, and February 14, 2011, respectively, Mr. Clarke, Mr. Dey and Messrs. House and Huff received base salary increases. Our compensation committee approved an increase to Mr. Clarke’s base salary of 5.5% to $725,000 in recognition of completing our initial public offering and for his oversight in signing a private label partnership in Europe in 2010. Our compensation committee approved an increase to Mr. Dey’s base salary of 11.1% to $300,000 in continued recognition of his increased responsibilities as a result of our initial public offering. Our compensation committee approved an increase to Mr. House’s base salary of 9.1% to $300,000 in recognition of his increased responsibilities of managing our Direct Business. Our compensation committee approved an increase to Mr. Huff’s base salary of 5.8% to $275,000 due to his leadership in technology product development and in light of the fact that he had not received a base salary increase in recent years.

Our compensation committee determined not to increase Mr. Blazye’s salary in 2011 due to his recent increase in 2010.

Annual cash incentive compensation

Our compensation committee generally awards annual cash incentive payments to our executive officers. The annual cash incentive payments are intended to compensate our executive officers for achieving company-wide and/or individual or business unit performance goals that are important to our success. Our compensation committee approves all targets and payouts, in consultation with our chief executive officer. Executives are generally eligible for payments only if they are employed by us both on the last day of the applicable fiscal year and on the actual payment date of the bonus amount.

In March 2010, the compensation committee approved our 2010 annual cash incentive program for our executive officers employed at that time. The primary objectives of the program were to provide an incentive for superior work, to motivate our employees toward even higher achievement and business results, to tie our employees’ goals to company performance and to enable us to attract and retain highly qualified individuals.

The annual cash incentive program was intended to compensate for the achievement of both our annual financial goals and individual or business unit performance objectives, as outlined below, and was structured to result in significant compensation payouts if targets were achieved. Our compensation committee set the target payout levels, generally as a percentage of base salary, for the executive officers based on recommendations from the chief executive officer (except with respect to his own level). The compensation committee determined these target payout levels based on a combination of factors, including each executive’s role and responsibilities, experience and skills and expected contribution to our company. Mr. Clarke’s target payout level was set at 122% of his base salary Mr. Dey’s target payout level was set at 33% of his base salary. Messrs. Blazye and House’s target payout levels were set at 50% of base salary. Mr. Huff’s target payout level was set at 33% of his base salary.

The compensation committee may also grant discretionary bonuses based on its subjective evaluation of company performance and the executive officers’ performance during the year. Discretionary bonus grants to the named executive officers for 2010 performance are discussed below.

2010 Performance goals and results. Our compensation committee structured the 2010 annual incentive program to include a combination of company-wide, business unit and individual performance goals, as appropriate, for the named executive officers. Individual or business unit performance goals are necessarily tied to the particular area of expertise and responsibilities of the executive and his or her performance in attaining those objectives. Our named executive officers prepare recommendations regarding their individual or business unit performance goals, which are reviewed by our chief executive officer and approved by the compensation committee.

The 2010 performance goals for each named executive officer that participated in the program are described below. Certain of these goals could be paid out in amounts up to 150% of the individual target amounts for performance exceeding objectives. Other goals could be paid out in amounts as low as 50% of the individual target amounts if actual performance achieved minimum thresholds.

Mr. Clarke was eligible to receive (i) 25% of his target award, or $206,250, if we achieved 2010 earnings per share of $3.50 and (ii) 75% of his target award, or $631,250 by successfully integrating certain acquisitions and partner relationships during 2010, hiring employees in certain key areas and achieving key financial and operating projects. We exceeded the target performance described in (i) above and Mr. Clarke attained 150%, or $309,375 of this award. Mr. Clarke attained approximately 84%, or $528,125, of his award described in (ii) above.

Mr. Dey was eligible to receive (i) 40% of his target award, or $35,640, if we achieved 2010 earnings per share of $3.50 and (ii) 60% of his target award, or $53,460, by amending our term loan agreement and completing certain acquisitions. We exceeded the target performance described in (i) above and Mr. Dey attained 150%, or $53,460 of this award. We did not attain the targets described in (ii) above. Mr. Dey attained 0% of this award during 2010. Additionally, Mr. Dey was eligible to receive an additional incentive award of $45,000 based on successful completion of an initial public offering which he attained.

Mr. House’s target award did not include company-wide performance goals. Mr. House was eligible to receive his target award by managing credit risk and achieving certain sales targets. Mr. House attained approximately 80%, or $110,000, of his award.

Mr. Blazye’s target award did not include company-wide performance goals. Mr. Blazye was eligible to receive his target award by achieving certain profits before taxes within certain business units, hiring employees in certain key areas, and completing certain acquisitions. Mr. Blazye achieved 5%, or $8,701, of this award. In addition, Mr. Blazye was eligible to receive an additional incentive award of $79,099 by completing certain partnerships. Mr. Blazye earned 100% of the additional incentive award.

Mr. Huff’s target award did not include company-wide performance goals. Mr. Huff was eligible to receive his target award by achieving certain system related goals, completing certain technology projects and hiring employees in certain key areas. Mr. Huff achieved 70%, or $60,060, of his award.

The annual incentive award amounts earned by each named executive officer under our cash incentive program are included in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table below.

2010 Discretionary bonuses. Upon the recommendation of our chief executive officer, the compensation committee determined to award additional discretionary bonuses to certain of our named executive officers for 2010. Messrs. Dey, House, Blazye, and Huff received discretionary bonuses of $1,540, $40,000, $36,702 and

$14,940 respectively. For Mr. Dey, the compensation committee determined to award Mr. Dey the discretionary bonus amount above in order to round his payment for discretionary bonus plus non-equity incentive compensation to $100,000. For Mr. House, the compensation committee noted that he continued to make significant progress in overseeing the reduction of bad debt and sales and marketing oversight during 2010. For Mr. Blazye, the compensation committee noted that he signed a private label contract. For Mr. Huff, the compensation committee noted that he has made significant progress toward certain product technology solutions.

The compensation committee also determined to award a discretionary bonus to Mr. Clarke of $62,500. For Mr. Clarke, the compensation committee noted that he completed our initial public offering, made significant progress toward achieving our long-term growth strategy and hired key employees in certain areas.

The discretionary bonus amounts earned by each named executive officer for 2010 are included in the Bonus column in the Summary Compensation Table below.

2011 Annual cash incentive program. The compensation committee has approved a 2011 annual cash incentive program that is materially consistent with our 2010 program. Each executive officer will have the opportunity to earn a target award based on company-wide targets and/or individual targets. In March 2011, the compensation committee approved the 2011 annual cash incentive program.

Long-term equity incentive awards

The goals of our long-term, equity-based incentive awards are to motivate long-term performance and align the interests of our executive officers with the interests of our stockholders. Because vesting is based on continued employment, our equity-based incentives also encourage the retention of our executive officers through the vesting period of the awards. We do not typically provide equity awards to our executives on an annual basis.

We typically use equity awards to compensate our executive officers in the form of (1) initial grants in connection with the commencement of employment and additional “refresher” grants when an executive has vested in his existing grants and (2) grants designed to encourage a specific performance goal or to reward the executive for extraordinary performance. To date there has been no set program for the award of refresher grants, and our compensation committee retains discretion to make equity awards to executives at any time, including in connection with the promotion of an executive, to reward an executive, for retention purposes or for other circumstances. Our compensation committee has established a pool of shares available for equity awards. All awards are subject to the availability of shares from this pool.

We believe that stock options are an effective tool for meeting our compensation goals because executives are able to profit from stock options only if our stock price increases relative to the stock option’s exercise price. In addition, we believe that performance-based restricted stock awards are an effective tool for meeting our compensation goals because the conditions to vesting motivate the achievement of performance goals and the value of the grants will increase as the value of our stock price increases.

In determining the size of the long-term equity incentives to be awarded to our executive officers, we take into account a number of internal factors, such as the relative job scope, the value of existing long-term incentive awards, individual performance history, prior contributions to us, the size of prior grants, arm’s-length negotiation at the time of an executive’s hiring and availability of shares in our pool. Our chief executive officer makes equity award grant recommendations for each executive, including our named executive officers (other than himself). Grant recommendations are presented to the compensation committee for its review and approval.

We do not have any security ownership requirements for our executive officers.

Prior to our initial public offering, we granted options and performance-based restricted stock to our employees, including executive officers, under the FleetCor Technologies, Inc. Amended and Restated Stock Incentive Plan,

which we refer to as our “2002 Plan.” After our initial public offering, we granted options and performance-based restricted stock to our employees including our executive officers, under the FleetCor Technologies, Inc. 2010 Equity Compensation Plan, which we refer to as our “2010 Plan.”

Stock option grants. The exercise price of each stock option grant is the fair market value of our common stock on the grant date. For 2010, prior to our initial public offering, the determination of the appropriate fair market value was made by the board of directors. In the absence of a public trading market, the board considered numerous objective and subjective factors to determine its best estimate of the fair market value of our common stock as of the date of each option grant, including but not limited to, the following factors: (i) our operating performance, including metrics such as earnings per share; (ii) one-time gains and losses affecting our operating results and other extraordinary corporate events; and (iii) arm’s-length transactional valuations of our common stock.

For grants made in connection with our initial public offering, the fair market value of our common stock was determined by the initial public offering price. Following our initial public offering, fair market value is determined by the closing price of our stock on the New York Stock Exchange the day of the grant.

Stock option awards to our named executive officers typically vest ratably over a period of four to six years. We believe our vesting schedules generally encourage long-term employment with our company while allowing our executives to realize compensation in line with the value they have created for our stockholders.

Performance-based restricted stock grants. Our performance-based restricted stock grants generally contain individual or business unit performance conditions. Such shares typically do not vest until these performance conditions have been satisfied. Prior to our initial public offering, these grants typically required that we achieve a “qualifying liquidity event” for our stockholders, such as a sale, merger or initial public offering, each exceeding a specified level of per share consideration.

2010 Equity awards. During 2010, we granted the following equity awards to our named executive officers:

Name	Shares of stock/restricted stock	Stock options
Ronald F. Clarke	958,334	833,332
Eric R. Dey	5,000	210,524
Andrew R. Blazye	75,000	142,762
Todd W. House	75,000	142,762
Van E. Huff	5,000	210,524

Mr. Clarke received a grant of (1) 416,667 shares of restricted stock, 20% of which will vest on each of July 1, 2011, 2012, 2103, 2014 and 2015, (2) 416,667 shares of performance-based restricted stock, 20% of which will vest upon our common stock reaching, for a 30 day trading period, each of 1.25, 1.50 and 1.75 times the public offering price (for a total of 60%) and 40% of which will vest upon our common stock reaching, for a 30 day trading period, 2.00 times the public offering price, (3) 125,000 shares of stock, and (4) 833,332 options with an exercise price equal to the public offering price of $23.00, 25% of which will vest on each of July 1, 2011, 2012, 2013 and 2014. In addition, the compensation committee has committed to grant Mr. Clarke (provided he continues to be employed by us at the time of grant) on July 1, 2012, 833,332 stock options, with an exercise price equal to the fair market value of our common stock on the date of grant, 25% of which will vest upon each of July 1, 2013, 2014, 2015 and 2016. Mr. Clarke’s equity grants were made in recognition of his outstanding efforts in connection with our initial public offering, to incentivize him to work to grow our stock price over time and as a retention incentive.

Messrs. Dey and Huff received a grant of (1) 5,000 shares of performance-based restricted stock which vest upon the company meeting its 2010 earnings per share target, (2) 105,262 options with an exercise price equal to the public offering price of $23.00, 25% of which will vest July 1, 2011, 2012, 2013 and 2014, and (3) 105,262 options with an exercise price equal to the public offering price of $23.00, 25% of which will vest July 1, 2013, 2014, 2015 and 2016.

Mr. Blazye received a grant of 75,000 shares of performance-based restricted stock, (1) 12,500 of which vested upon the closing of our initial public offering, (2) 15,000 of which 5,000 vest upon meeting the 2010, 2011 and 2012 earnings per share target respectively, and (3) 47,500 of which vest upon the achievement of certain business transactions. In addition, Mr. Blazye received (1) 37,500 options with an exercise price equal to the public offering price of $23.00, 25% of which will vest July 1, 2011, 2012, 2013 and 2014, and (2) 105,262 options with an exercise price equal to the public offering price of $23.00, 25% of which will vest July 1, 2013, 2014, 2015 and 2016.

Mr. House received a grant of 75,000 shares of performance-based restricted stock, (1) 12,500 of which vested upon the closing of our initial public offering, (2) 15,000 of which 5,000 vest upon meeting the 2010, 2011 and 2012 earnings per share target respectively, and (3) 47,500 of which vest upon the achievement of certain revenue and sales targets. In addition, Mr. House received a grant of (1) 37,500 options with an exercise price equal to the public offering price of $23.00, 25% of which will vest July 1, 2011, 2012, 2013 and 2014, and (2) 105,262 options with an exercise price equal to the public offering price of $23.00, 25% of which will vest July 1, 2013, 2014, 2015 and 2016.

In general, the stock option awards and performance-based restricted stock awards made in conjunction with our initial public offering were awarded to incentivize our employees as we move forward as a public company. Messrs. Blazye and House each received 75,000 performance-based restricted shares for previously promised awards where performance terms were not established.

Benefits and perquisites

We provide benefits and perquisites to our named executive officers as described below. Because Mr. Blazye is based in the United Kingdom, his benefits differ from the benefits offered to our U.S.-based employees and are generally consistent with the benefits offered to our U.K.-based employees.

We offer all U.S.-based employees the opportunity to participate in a 401(k) plan. The general purpose of our 401(k) plan is to provide employees with an incentive to make regular savings in order to provide additional financial security during retirement. Our 401(k) plan provides that we match 25% of an employee’s contribution, up to an employee contribution of 4% of salary. Our named executive officers (other than Mr. Blazye) participate in this 401(k) plan on the same basis as all of our other participating employees. Our U.K. employees, including Mr. Blazye, are eligible to participate in a self-invested personal pension plan, called a SIPP, which is similar to a 401(k) plan or other qualified deferred compensation plan. If Mr. Blazye contributes 2% of his annual base salary to the SIPP, we are required to contribute 5% of his annual base salary to the SIPP.

We provide to all of our eligible employees, including our named executive officers, health and welfare benefits and we pay the premiums for these benefits on behalf of our named executive officers. We provide to our named executive officers life insurance benefits and long term care insurance and pay the premiums on their behalf.

We do not provide any nonqualified deferred compensation arrangements or defined benefit pension plans to our named executive officers.

Severance and Change of Control Benefits

Under their employment agreements or offer letters, and pursuant to our historic practice, our executive officers are generally entitled to certain severance and change of control benefits. If we terminate Mr. Clarke’s employment for any reason other than for cause, Mr. Clarke will receive cash severance payments, in equal monthly installments over 12 months, equal to 150% of his then-current annual base salary plus any accrued and unpaid vacation. Mr. Clarke will also receive payment of his health insurance premiums in amounts equal to those made immediately prior to his termination and, if permissible, continuation of coverage under our life and disability insurance plans for 12 months. In addition, if Mr. Clarke’s employment is terminated for good reason or is terminated for any reason other than cause, in each case within 12 months following a change in control, he can elect to have us purchase from him all stock options granted to him as of January 1, 2010 and all shares of our stock that he owned as of January 1, 2010 at fair market value.

Each of our other named executive officers will receive cash severance in the amount of six months of his then-current salary, upon execution of a general release, if he is terminated by us for any reason other than for cause. We provide severance compensation if our executives are terminated without cause to incentivize our executive officers to act in the best interests of our stockholders in the face of a transaction even if they may be terminated as a result. For a further discussion of these benefits, see “—Employment agreements and offer letters” and “—Potential payments on termination or change in control.”

Our stock option and restricted stock award agreements under our 2002 Plan do not provide for accelerated vesting under any circumstances. Under our 2010 Plan and the related stock option and stock grant agreements, all conditions to the exercise of outstanding options and all conditions to the issuance or forfeiture of outstanding stock grants, will be deemed satisfied as of the effective date of a change in control, if as a result of a change in control all of the outstanding options and stock grants granted under the 2010 Plan are not continued in full force and effect or there is no assumption or substitution of the options and stock grants (with their terms and conditions unchanged) in connection with such change in control. In addition, if outstanding options or stock grants are continued in full force and effect or there is an assumption or substitution of the options and stock grants in connection with a change in control, then any conditions to the exercise of an employee’s outstanding options and any issuance and forfeiture conditions of outstanding stock grants will automatically expire and have no further force or effect on or after the date that the employee’s service terminates, if the employee’s employment with FleetCor is terminated at our initiative for reasons other than “cause” (as defined in the 2010 Plan) or is terminated at the employee’s initiative for “good reason” (as defined in the 2010 Plan) within the two-year period starting on the date of the change in control.

A change in control means, generally:

•

any sale by us of all or substantially all of our assets or our consummation of any merger, consolidation, reorganization or business combination with any person, except for certain transactions specified in the 2010 Plan;

•	the acquisition by any person, other than certain acquisition specified in the 2010 Plan, of 30% or more of the combined voting power of our then-outstanding voting securities;

•	a change in the composition of our board of directors that causes less than a majority of the directors to be directors that meet one or more of the descriptions to be set forth in the 2010 Plan; or

•	stockholder approval of our liquidation or dissolution, other than as provided in the 2010 Plan.

Section 162(m)

Section 162(m) of the Code limits a public company’s deduction for federal income tax purposes to not more than $1 million of compensation paid to certain executive officers in a calendar year. Compensation above $1 million may be deducted if it is “performance-based compensation.” We rely on an exemption from Section 162(m) for awards made pursuant to our 2010 Plan, which exemption will expire at our 2014 annual meeting of stockholders. Our compensation committee evaluates the effects of compensation limits of Section 162(m) and provides compensation in a manner consistent with our best interests and those of our stockholders.

NAMED EXECUTIVE OFFICER COMPENSATION

Summary compensation table for 2010

The following table shows the compensation for each of the named executive officers for 2010, calculated in accordance with SEC rules and regulations.

Named Executive Officer	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All other Compensation ($)(6)	Total ($)
Ronald F. Clarke	2010	$677,397	$62,500	$15,854,176	$7,066,655	$837,500	$21,091	$24,519,320
President, Chief Executive Officer and Chairman of the Board of Directors	2009	$614,863	$56,250	$1,200,000	$1,737,675	$743,750	$19,493	$4,372,031

Eric R. Dey	2010	$266,301	$1,540	$115,000	$1,868,401	$98,460	$20,767	$2,370,468
Chief Financial Officer	2009	$240,000	$29,000	$—	$—	$36,000	$19,160	$324,160

Andrew R. Blazye	2010	$345,353	$36,702	$787,500	$1,293,779	$87,801	$24,684	$2,575,818
Chief Executive Officer	2009	$314,400	$39,300	$—	$—	$86,460	$19,344	$459,504
FleetCor Europe

Todd W. House	2010	$275,000	$40,000	$787,500	$1,293,779	$110,000	$22,487	$2,528,766
President, US Direct Business & Chief Operating Officer	2009	$192,877	$63,906	$—	$357,000	$36,094	$10,679	$660,556

Van Huff	2010	$260,000	$14,940	$115,000	$1,868,401	$60,060	$20,717	$2,339,117
Chief Information Officer	2009	$256,538	$—	$—	$—	$64,350	$21,846	$342,734

(1)	This column represents the salary earned from January 1 through December 31, 2010.
(2)	This column represents the discretionary bonus amounts paid for 2009 and 2010. For a description of these payments in 2010, see “—Components of compensation—Annual cash incentive compensation.”
(3)	The values for stock awards in this column represent the aggregate grant date fair value for the restricted stock awards and shares granted in each year, computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718. Awards with performance conditions, such as the performance-based restricted stock granted in 2009 and 2010, are computed based on the probable outcome of the performance condition as of the grant date for the award. For an overview of the features of these awards, see “—Components of compensation—Long-term equity incentive awards”. The maximum grant date fair value of Mr. Clarke’s performance-based restricted stock awards granted in 2010 assuming satisfaction of all performance conditions is $23,041,682. The maximum grant date fair value of Messrs. Dey and Huff’s, performance-based restricted stock awards granted in 2010 assuming satisfaction of all performance conditions is $115,000. The maximum grant date fair value of Messrs. Blazye and House’s performance-based stock awards granted in 2010 assuming satisfaction of all performance conditions is $1,500,000.
(4)	The values for stock option awards in this column represent the aggregate grant date fair value for the stock option awards granted in each year computed in accordance with FASB ASC Topic 718. The assumptions used to value these awards can be found in Note 5 to the financial statements included in our 2010 Annual Report on Form 10-K. For an overview of the features of these awards, see “—Components of compensation—Long-term equity incentive awards”.
(5)	This column represents the amounts earned under the 2009 and 2010 annual cash incentive award program based on achievement of performance goals under the program. For a description of the program, including the performance goals under the program, see “—Components of compensation—Annual cash incentive compensation.”
(6)	The following table breaks down the amounts shown in this column for 2010:

Name	Company Contribution to U.K. based SIPP	U.S. based 401(k)	Health Benefit Premiums	Life Insurance Premiums	Long-Term Care Premiums	Total
Ronald F. Clarke	$—	$—	$19,322	$732	$1,037	$21,091
Eric R. Dey	$—	$—	$19,322	$703	$742	$20,767
Andrew R. Blazye	$20,882	$—	$2,853	$949	$—	$24,684
Todd W. House	$—	$2,433	$19,322	$732	$—	$22,487
Van E. Huff	$—	$—	$19,322	$732	$662	$20,717

(7)	Because Mr. Blazye is based in the United Kingdom, his compensation is denominated in British Pounds; all amounts for Mr. Blazye for 2009 and 2010, respectively, have been converted into dollars at an exchange rate of 1.572 to £1, the average exchange rate during 2009 and 1.582 to £1, the average exchange rate during 2010.

Grants of Plan-Based Awards for 2010

The following table provides information about awards granted in 2010 to each of the named executive officers.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)		Estimated future payouts under the equity incentive plan awards(3)	All other stock awards: number of shares of stock	All other options awards: number of securities underlying options	Exercise or base price of option awards	Grant date fair value of stock and option award
Name	Grant Date	Date of committee action		Target ($)	Maximum ($)	Target (#)	# (4)	# (5)	($/Share)	($) (6)
Ronald F. Clarke				$837,500	$1,256,250
	12/14/2010	6/24/2010	(1)			416,667				$9,583,341
	12/14/2010	6/24/2010	(1)				416,667			$2,395,835
	12/14/2010	6/24/2010	(1)					833,332	$23.00	$7,066,655
	12/29/2010	12/29/2010					125,000			$3,875,000
Eric R. Dey				$89,100	$133,650
	12/14/2010	6/24/2010	(1)			5,000				$115,000
	12/14/2010	6/24/2010	(1)					105,262	$23.00	$892,622
	12/14/2010	6/24/2010	(1)					105,262	$23.00	$975,779
Andrew R. Blazye				$174,017	$261,025
	7/1/2010	6/24/2010				12,500				$250,000
	7/1/2010	6/24/2010				5,000				$100,000
	7/1/2010	6/24/2010				5,000				$100,000
	7/1/2010	6/24/2010				5,000				$100,000
	7/1/2010	6/24/2010				47,500				$237,500
	12/14/2010	6/24/2010	(1)					37,500	$23.00	$318,000
	12/14/2010	6/24/2010	(1)					105,262	$23.00	$975,779
Todd W. House				$137,500	$206,250
	7/1/2010	6/24/2010				12,500				$250,000
	7/1/2010	6/24/2010				5,000				$100,000
	7/1/2010	6/24/2010				5,000				$100,000
	7/1/2010	6/24/2010				5,000				$100,000
	7/1/2010	6/24/2010				47,500				$237,500
	12/14/2010	6/24/2010	(1)					37,500	$23.00	$318,000
	12/14/2010	6/24/2010	(1)					105,262	$23.00	$975,779
Van E. Huff				$85,800	$128,700
	12/14/2010	6/24/2010	(1)			5,000				$115,000
	12/14/2010	6/24/2010	(1)					105,262	$23.00	$892,622
	12/14/2010	6/24/2010	(1)					105,262	$23.00	$975,779

(1)	Awards were authorized in June 2010, but were not granted until December 2010, because all grants were contingent upon our initial public offering.
(2)	The amount reflects the target and maximum amounts that could be earned under our 2010 annual cash incentive program for each named executive officer. There is no threshold amount under the program. For information concerning this program, see “—Components of compensation—Annual cash incentive compensation.” Because Mr. Blazye is based in the United Kingdom, his compensation is denominated in British Pounds; all amounts for Mr. Blazye have been converted into dollars at an exchange rate of 1.582 to £1, the average exchange rate during 2010.
(3)	These columns show the number of shares of performance-based restricted stock granted in 2010. These awards do not have a threshold or maximum amount. For information concerning these grants, see “—Components of compensation—Long-term equity incentive awards—2010 Equity awards.”
(4)	This column shows the number of shares of time vesting restricted stock and the number of shares and stock granted to Mr. Clarke in 2010. For information concerning these grants and vesting conditions, see “—Components of compensation—Long-term equity incentive awards—2010 Equity awards.”
(5)	This column shows the number of stock options granted in 2010. For information concerning these grants and vesting conditions, see “—Components of compensation—Long-term equity incentive awards—2010 Equity awards.”
(6)	This column shows the grant date fair value of the restricted stock and stock option awards under FASB ASC Topic 718 granted to each of the named executive officers in 2010. Awards with performance conditions are computed based on the probable outcome of the performance condition as of the grant date for the award. There can be no assurance that the grant date fair value of stock and option awards will ever be realized by the named executive officers.

Option Exercises and Stock Vested

The following table shows the number of stock options exercised and stock vested in 2010 by each of the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Ronald F. Clarke	—	$—	1,250,000	$34,531,250
Eric R. Dey	—	$—	—	$—
Andrew R. Blazye	23,624	$360,266	12,500	$340,625
Todd W. House	—	$—	12,500	$340,625
Van E. Huff	89,665	$2,303,853	—	$—

(1)	Value realized is calculated based on the closing price of our common stock on the New York Stock Exchange on the date of exercise or vesting. There is no guarantee the named executive officers actually received or will receive the value indicated upon the ultimate disposition of the underlying shares of common stock.

Outstanding Equity Awards at Fiscal Year-End 2010

The following table shows the number of stock options and restricted stock held by the named executive officers on December 31, 2010.

	Option Awards					Stock Awards
Name	Number of Securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable (1)	Option exercise price ($)	Option Grant Date	Option Expiration Date	Number of shares of stock that have not vested (#) (2)	Market value of shares of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (3)
Ronald F. Clarke	833,332	—	$2.3080	1/3/2005	1/3/2015
	500,000	—	$5.2000	11/7/2005	11/7/2015
	187,500	562,500	$10.0000	6/17/2009	6/17/2019
	—	833,332	$23.0000	12/14/2010	7/1/2020
						416,667	$11,354,176
								416,667	$2,270,835
Eric R. Dey	—	210,524	$23.0000	12/14/2010	7/1/2020
						5,000	$136,250
Andrew R. Blazye	138,876	—	$12.0000	9/20/2007	7/1/2017
	—	142,762	$23.0000	12/14/2010	7/1/2020
						62,500	$1,703,125
Todd W. House	31,250	93,750	$10.0000	8/11/2009	4/20/2019
	—	142,762	$23.0000	12/14/2010	7/1/2020
						62,500	$1,703,125
Van E. Huff	219,710	—	$1.5560	12/7/2004	10/1/2014
	125,000	—	$5.2000	12/13/2005	12/13/2015
	—	210,524	$23.0000	12/14/2010	7/1/2020
						5,000	$136,250

(1)	Stock options granted on June 17, 2009 vested 168,750 on June 17, 2010 and vest 168,750 each on June 17, 2011 and June 17, 2012 and 75,000 on June 17, 2013. Stock options granted on September 20, 2007 vested 21,667 each on July 9, 2008 and July 9, 2009, and vested 21,666 on July 9, 2010. Stock options granted on August 11, 2009, December 7, 2004 and December 13, 2005 each vested or will vest ratably on the first, second, third and fourth anniversaries of the respective grant dates. See “—Components of compensation—Long-term equity incentive awards—2010 Equity awards” for the vesting conditions for the 2010 equity awards.

(2)	Represents time-based restricted stock award to be earned by Mr. Clarke which will vest 83,333 on July 1, 2011, July 1, 2012 and July 1, 2013 and 83,334 which will vest on July 1, 2014 and July 1, 2015.
(3)	Market or payout value assumes (1) threshold performance for Mr. Clarke’s award, that is, the first 20% will fully vest and 0% will vest for the remaining 80% of the equity award and (2) target performance for other awards.

Nonqualified Deferred Compensation

We do not provide any nonqualified deferred compensation arrangements to our named executive officers.

Pension Benefits

We do not provide any defined benefit pension plans to our named executive officers.

Employment Agreements and Offer Letters

Ronald F. Clarke

We entered into an amended and restated employment agreement with Mr. Clarke, on November 29, 2010, which amended and restated his employment agreement entered into in connection with his hiring on September 25, 2000. The initial term of the employment agreement is through December 31, 2011, and the agreement automatically renews for successive one year periods unless we provide notice at least 30 days prior to the expiration date. Pursuant to the agreement, Mr. Clarke is entitled to an annual base salary of at least $687,500, with annual increases at the discretion of the compensation committee. We may terminate Mr. Clarke’s employment under the agreement by providing 30 days prior written notice and the payment of all sums due under the agreement. If we terminate Mr. Clarke’s employment for any reason other than for “cause” (as defined below), including through non-renewal of the agreement, Mr. Clarke will receive (1) cash severance payments, in equal monthly installments over 12 months (the “Severance Period”), in an amount equal to 150% of his then-current annual base salary plus any accrued and unpaid vacation; (2) at his election, payment of his health insurance premiums for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended in amounts equal to those made immediately prior to his termination until the earlier of the expiration of the Severance Period or his commencement of employment with another employer; and (3) continuation of coverage during the Severance Period under our life and disability insurance plans, if permitted by the terms of the plans.

In addition, if Mr. Clarke’s employment is terminated (1) for “good reason” (as defined below) or (2) by us for any reason other than cause, in each case within 12 months following a “change in control” (as defined below), he can elect to have us purchase from him all stock options granted to him as of January 1, 2010 and all shares of our stock that he owned as of January 1, 2010 at fair market value. The fair market value is determined by the change in control price, if the change in control is a cash transaction, or, in all other cases, by the board of directors in good faith.

“Cause” is defined to mean: Mr. Clarke’s (1) failure to render services to us; (2) commission of an act of disloyalty, gross negligence, dishonesty or breach of fiduciary duty; (3) material breach of the agreement; (4) commission of any crime or act of fraud or embezzlement; (5) misappropriation of our assets; (6) violation of our material written rules or policies; (7) commission of acts generating material adverse publicity toward us; (8) commission or conviction of a felony; or (9) death or inability due to disability to perform his essential job functions for a period of three months.

“Good reason” is defined to mean, following a change in control, and without Mr. Clarke’s written consent: (1) there is a significant diminution in his responsibilities; (2) a reduction in his annual base salary or total compensation and benefits in the amount of 10% or more; (3) his principal place of employment is relocated to a place that is 25 miles from the prior principal place of employment; or (4) he is required to be away from his office 25% more than was required prior to the change in control.

“Change in control” has the same definition as in the 2010 Plan.

Andrew R. Blazye

We entered into an employment agreement with Mr. Blazye on July 9, 2007. The agreement provides that Mr. Blazye’s employment shall continue until either party provides six months’ notice of termination; however, we may terminate the agreement immediately in certain limited circumstances. The agreement provides for a base salary of $314,400, which may be increased, and an annual target bonus payment of 50% of annual base salary and a maximum bonus payment of 75% of annual base salary. If Mr. Blazye elects to participate in the pension plan, the agreement requires Mr. Blazye to make an annual payment in the amount of 2% of annual base salary to a pension plan and we are required to make an annual payment in the amount of 5% of annual base salary. Mr. Blazye has elected to participate in a defined contribution plan.

Other named executive officers

We entered into offer letter agreements with Messrs. Dey, House and Huff in connection with their hiring. Consistent with these offer letters and our historic practice, if any of these named executive officers is terminated by us for any reason other than for cause, we will (1) pay cash severance in the amount of six months of his then-current base salary and (2) provide health benefits for six months, each upon execution of a general release.

Confidentiality and Non-Competition Agreements

Under the terms and conditions of the employee confidentiality and non-competition agreement executed by our named executive officers, which survives any termination of such executive’s employment, our named executive officers, for a period of one year following termination for any reason, have an obligation not to (i) disclose certain of our confidential information, (ii) accept employment with certain enumerated competitors, (iii) solicit, in competition with our sale of products or services, any of our customers with which such executive had substantial contact within one year of such executive’s termination and (iv) recruit or hire, or attempt to recruit or hire, any of our employees, consultants, contractors or other personnel, who have knowledge of certain of our confidential information and with whom such executive had substantial contact within one year of such executive’s termination. In addition, pursuant to the employee confidentiality and non-competition agreement, during the term of employment our named executive officers have an obligation not to (i) disclose certain of our confidential information or (ii) accept employment with certain enumerated competitors.

Potential Payments on Termination or Change in Control

The following table shows the potential payments to the named executive officers upon a termination of employment under various circumstances. In preparing the table, we assumed the termination occurred on December 31, 2010.

Name	Severance Amount ($)(1)	Accelerated Vesting of Equity Awards ($)(2)	Benefits ($)(3)	Total ($)
Ronald F. Clarke
Termination without cause	$1,084,135	$—	$20,553	$1,104,688
Termination for good reason or termination without cause following a change in control	$1,084,135	$39,473,954	$20,553	$40,578,641

Eric R. Dey
Termination without cause	$135,000	$—	$10,277	$145,277
Termination without cause following a change in control	$135,000	$1,030,977	$10,277	$1,176,254
Termination for good reason following a change in control	$—	$1,030,977	$—	$1,030,977

Andrew R. Blazye
Termination without cause	$280,780	$—	$24,684	$305,464
Termination without cause following a change in control	$280,780	$606,739	$24,684	$912,203
Termination for good reason following a change in control	$—	$606,739	$—	$606,739

Todd W. House
Termination without cause	$137,500	$—	$10,277	$147,777
Termination without cause following a change in control	$137,500	$606,739	$10,277	$754,515
Termination for good reason following a change in control	$—	$606,739	$—	$606,739

Van E. Huff
Termination without cause	$130,000	$—	$10,277	$140,277
Termination without cause following a change in control	$130,000	$1,030,977	$10,277	$1,171,254
Termination for good reason following a change in control	$—	$1,030,977	$—	$1,030,977

(1)	For Mr. Clarke, represents 150% of his then-current annual base salary and any accrued vacation. For Messrs. Dey, Blazye, House and Huff, represents six months of their then-current annual base salary.

(2)	Under Mr. Clarke’s employment agreement he can elect to have us purchase, at fair market value, all outstanding stock options and shares of our stock, owned by him as of January 1, 2010, upon a termination for good reason or without cause within 12 months after a change in control. Under our 2010 Plan and the stock option and restricted stock agreements with each named executive officer, all awards will accelerate if the executive is terminated without cause within the two year period following a change in control or the executive resigns for good reason during such period. The value shown above represents the value of the unvested options and restricted stock held by the named executive officers at December 31, 2010, assuming a value of $27.25 per share, the closing price of our common stock on the New York Stock Exchange on December 31, 2010, for which vesting would be accelerated and/or that would we would be required to purchase from Mr. Clarke should he so elect. Our equity incentive award agreements, under our 2002 plan, do not provide accelerated vesting of equity awards under any circumstances.
(3)	For Mr. Clarke, represents payment of medical, dental and vision benefits for 12 months. For Messrs. Dey, House and Huff, represents the value of continuation of medical, dental and vision benefits for six months. For Mr. Blazye represents continuation of all benefits for six months.

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information, as of December 31, 2010, with respect to our compensation plans under which common stock is authorized for issuance, which consist of our 2010 Equity Compensation Plan and its predecessor, our 2002 Amended and Restated Stock Incentive Plan. We believe that the exercise price for all of the options granted under these plans reflect at least 100% of fair market value on the dates of grant for the options at issue.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A) (C)
Equity Compensation Plans Approved by Stockholders
2002 Plan	7,047,246	$8.18	—
2010 Plan	3,182,180	$23.00	2,584,486
Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	10,229,426	$12.79	2,584,486

COMPENSATION COMMITTEE REPORT

The compensation, nominating and corporate governance committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Bruce R. Evans (Chair)

Andrew B. Balson

Glenn W. Marschel

Steven T. Stull

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers currently serve on the compensation committee or board of directors of any other company of which any member or proposed member of our compensation, nominating and corporate governance committee is an executive officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and procedures with respect to related party transactions

Prior to our initial public offering during December 2010, we had not adopted any policies or procedures for the review, approval or ratification of transactions with related parties. However, effective upon the closing of our initial public offering, in accordance with the charter of our audit committee and our policy on related party transactions, our audit committee is responsible for reviewing and approving related party transactions. The related party transaction policy applies to transactions, arrangements and relationships where the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, where we are a participant and in which a related person has or will have a direct or indirect material interest. A related person is: (1) any of our directors, nominees for director or executive officers; (2) any immediate family member of a director, nominee for director or executive officer; and (3) any person, and his or her immediate family members, or entity that was a beneficial owner of 5% or more of any of our outstanding equity securities at the time the transaction occurred or existed.

In the course of its review and approval of related party transactions, our audit committee considers the relevant facts and circumstances to decide whether to approve such transactions. Our audit committee will approve only those transactions that it determines are in our best interest. In particular, our policy on related party transactions requires our audit committee to consider, among other factors it deems appropriate:

•	whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; and

•	the extent of the related party’s interest in the transaction.

Pursuant to our policy on related party transactions, our audit committee identifies the following categories of transactions as deemed to be preapproved by the audit committee, even if the aggregate amount involved exceeds the $120,000 threshold:

•

our employment of any executive officer or compensation paid by us to any executive officer if our compensation, nominating and corporate governance committee approved (or recommended that our board of directors approve) such compensation;

•

any compensation paid to a director if the compensation is required to be reported in our proxy statement under Item 402 of the Securities and Exchange Commission’s compensation disclosure requirements;

•

any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1,000,000, or 2% of that company’s total annual revenues;

•

any charitable contribution, grant or endowment made by us to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $1,000,000, or 2% of the charitable organization’s total annual receipts;

•	any transaction where the related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis;

•	any transaction involving a related person where the rates or charges involved are determined by competitive bids;

•

any transaction with a related person involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; and

•	any transaction with a related person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

In addition, our Code of Business Conduct and Ethics, which became effective upon the closing of our initial public offering, requires that each of our employees and directors inform his or her superior or the chairman of the audit committee, respectively, of any material transaction or relationship that comes to their attention that could reasonably be expected to create a conflict of interest. Further, at least annually, each director and executive officer will complete a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which we are involved and in which the executive officer, a director or a related person has a direct or indirect material interest.

Registration Rights Agreement

Pursuant to the terms of a sixth amended and restated registration rights agreement, certain holders of shares of our common stock (including restricted stock) are entitled to rights with respect to the registration of these shares under the Securities Act of 1933, as amended, as described below. These holders include the following 5% holders of a class of our capital stock: Advantage Capital Partners, funds managed by Advent International Corporation, funds sponsored by Bain Capital Partners, GCC Investments, HarbourVest Partners, Nautic Partners, Performance Equity Management, entities affiliated with Summit Partners, Wm B. Reily & Company, Inc. and Peter Vallis (in each case including certain affiliated entities, and collectively, the “Affiliated Stockholders”).

Demand registration rights

At any time beginning 180 days after the closing of our initial public offering, and upon the written request of entities sponsored by or associated with Bain Capital Partners, LLC or entities affiliated with Summit Partners or funds managed by Advent International Corporation, we must give notice to all holders of our common stock with registration rights, who would have 30 days to request inclusion in the offering, file a registration statement and use our best efforts to register all shares timely requested to be registered. Entities affiliated with Bain Capital Partners and certain entities affiliated with Summit Partners have two such demand registration rights and certain other entities affiliated with Summit Partners and the funds managed by Advent International Corporation have one such demand registration right. We are generally not obligated to effect a registration during the 120-day period subsequent to our filing a registration statement pursuant to these demand registration rights. We may postpone the filing of a registration statement for up to 90 days twice in a 12-month period, but not more than 120 consecutive days, if we have plans to engage in a registered public offering and our board of directors determines in good faith that such offering would be adversely affected by the requested registration.

Piggyback registration rights

If we register any of our securities for public sale, we must give notice to all holders of our common stock with registration rights, who would have 20 days to request inclusion in the offering, and use our best efforts to cause to be registered shares held by our stockholders with registration rights that request to include their shares in the registration statement. However, this right does not apply to a registration relating to any of our employee benefit plans or a corporate reorganization. The managing underwriter of any underwritten public offering will have the right to limit, due to marketing reasons, the number of shares registered by these holders.

Form S-3 registration rights

The holders of registration rights can request that we register all or a portion of their shares on Form S-3 if we are eligible to file a registration statement on Form S-3, upon which request we must give notice to all holders of our common stock with registration rights, who would have 20 days to request inclusion in the offering. We are required to file no more than one registration statement on Form S-3 upon exercise of these rights per six-month period and we are not required to honor registration requests if the aggregate market value of securities registered would be less than $10 million.

Registration expenses

We will pay all expenses incurred in connection with each of the registrations described above, except for underwriters’ discounts and selling commissions. In addition, we will pay the reasonable fees and disbursements of one counsel for the stockholders participating in such registration.

Indemnification

We have agreed, subject to certain exceptions, to indemnify against liabilities resulting from our initial public offering and the offerings described above, each selling stockholder that is a party to the registration rights agreement, including the Affiliated Stockholders. In addition, we have agreed that, in order to provide for just and equitable contribution to joint liability, if indemnification is not available to such parties, FleetCor and such parties will each contribute to any liability based on the proportion that the price of the shares sold by them relates to the aggregate offering price, subject to certain exceptions.

Expiration of registration rights

The registration rights described above will terminate with respect to a particular stockholder to the extent the shares held by and issuable to such holder may be sold without registration under the Securities Act in the manner and quantity proposed to be sold.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who own more than 10% of our common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. Our employees prepare these reports for our directors and executive officers who request it on the basis of information obtained from them and from FleetCor’s records. Based on information available to us during fiscal year 2010, and representations made to us by the reporting persons, we believe that all applicable Section 16(a) filing requirements were met, except that, due to administrative errors, Ronald F. Clarke was late in filing a report of a stock award grant for 125,000 shares and each of the following reporting persons were late in filing a report of stock option equity awards to purchase the number of shares stated, granted on December 14, 2010: Andrew R. Blazye, 142,762 shares; Robert P. Brandes, 210,524 shares; Ronald F. Clarke, 833,332 shares; Eric R. Dey, 210,524 shares; Timothy J. Downs, 105,262 shares; Todd W. House, 142,762 shares; Van E. Huff, 210,524 shares; and William J. Schmit, 105,262 shares.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the board of directors. It is available on FleetCor’s website at investor.fleetcor.com under Corporate Governance. The charter, which was adopted November 29, 2010, outlines the audit committee’s duties and responsibilities. The audit committee will review the charter annually.

The board of directors will annually review the NYSE listing standards definition of independence for audit committee members to determine that each member of the audit committee meets the standards. The board has determined that Mr. Macchia is an “audit committee financial expert” as defined by Securities and Exchange Commission rules.

The board of directors has the ultimate authority for effective corporate governance, including oversight of the management of FleetCor. The audit committee assists the board in fulfilling its responsibilities by overseeing the accounting and financial reporting processes of FleetCor, the audits of FleetCor’s consolidated financial statements and internal control over financial reporting, the qualifications and performance of the independent registered public accounting firm engaged as FleetCor’s independent auditor, and the performance of FleetCor’s internal audit function.

The audit committee relies on the expertise and knowledge of management, the internal audit function, and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of FleetCor’s consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of FleetCor’s system of internal control. FleetCor’s independent auditor, Ernst & Young LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. Following our 2011 fiscal year end, the independent auditor will also be responsible for expressing an opinion on the effectiveness our internal control over financial reporting.

Following our initial public offering in December 2010, the audit committee fulfilled its duties and responsibilities generally as outlined in the charter. The committee had three meetings during 2010, which were special meetings relating to our 2009 audit and financial statements contained in our registration statement on Form S-1. In connection with the audit of our consolidated financial statements for the year ended December 31, 2010, the audit committee, among other actions:

•	reviewed and discussed with management and the independent auditor FleetCor’s earnings press release and consolidated financial statements, and its annual report on Form 10-K,

•	reviewed with management and the independent auditor, management’s assessment of the effectiveness of our internal control over financial reporting,

•	reviewed with the independent auditor and management, as appropriate, the audit scopes and plans of the independent auditor,

•	inquired about significant risks, reviewed FleetCor’s policies for risk assessment and risk management, and assessed the steps management is taking to control these risks, and

•	met in executive session with the independent auditor.

The audit committee has reviewed and discussed with management and the independent auditor FleetCor’s audited consolidated financial statements and related footnotes for the fiscal year ended December 31, 2010, and the independent auditor’s report on those financial statements. Management represented to the audit committee that FleetCor’s financial statements were prepared in accordance with generally accepted accounting principles. Ernst & Young LLP presented the matters required to be discussed with the audit committee by Public Company Accounting Oversight Board (United States) Audit Standard AU Section 380 Communication with Audit Committees and Rule 2-07 of SEC Regulation S-X. This review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of FleetCor’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in FleetCor’s financial statements, including the disclosures relating to critical accounting policies.

The Audit Committee recognizes the importance of maintaining the independence of FleetCor’s independent auditor, both in fact and appearance. Consistent with its charter, the audit committee has evaluated Ernst & Young LLP’s qualifications, performance, and independence, including that of the lead audit partner. As part of its auditor engagement process, the audit committee considers whether to rotate the independent audit firm. The audit committee has established a policy pursuant to which all services, audit and non-audit, provided by the independent auditor must be pre-approved by the audit committee or its delegate. Our pre-approval policy is more fully described in this Proxy Statement under the caption “Fees Billed by Ernst & Young LLP.” The audit committee has concluded that provision of the non-audit services described in that section was compatible with maintaining the independence of Ernst & Young LLP. In addition, Ernst & Young LLP has provided the audit committee with the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee has engaged in dialogue with Ernst & Young LLP about its independence.

Based on the reviews and discussions described above, the audit committee recommended to the Board of Directors that the audited consolidated financial statements be included in FleetCor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC. The audit committee also has selected Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2011. The board is recommending that stockholders ratify this selection at the annual meeting.

Audit Committee

Richard Macchia (Chair)

John R. Carroll

Mark A. Johnson

Glenn W. Marschel

FEES BILLED BY ERNST & YOUNG LLP

Fees. The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of FleetCor’s annual financial statements for the years ended December 31, 2010 and 2009, and fees billed for other services rendered by Ernst & Young LLP during those periods.

(In millions)
Year Ended December 31	2010	2009
Audit Fees	$2,409,211	$867,700
Audit-Related Fees	—	299,000

Total	$2,409,211	$1,166,700

Audit Fees. These amounts represent fees of Ernst & Young LLP for the audit of our annual consolidated financial statements and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings, and similar engagements for the fiscal year, such as comfort letters, attest services, consents, and assistance with review of documents filed with the Securities and Exchange Commission, as applicable, including fees related to our initial public offering. Audit Fees also include advice on accounting matters that arose in connection with or as a result of the audit or the review of periodic consolidated financial statements and statutory audits that non-U.S. jurisdictions require.

Audit-Related Fees. Audit-Related Fees consist of assurance and related services that are reasonably related to the performance of the audit or review of FleetCor’s consolidated financial statements. This category may include fees related to the performance of audits and attest services not required by statute or regulations, audits of our employee benefit plans, due diligence related to mergers, acquisitions, and investments, additional revenue and license compliance procedures related to performance of the review or audit of FleetCor’s financial statements, and accounting consultations about the application of generally accepted accounting principles to proposed transactions.

The Audit Committee has concluded the provision of the non-audit services listed above is compatible with maintaining the independence of Ernst & Young LLP. None of the services related to the fees described above was approved pursuant to the waiver of pre-approval provisions set forth in applicable rules of the Securities and Exchange Commission.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITOR

The audit committee has established a policy for pre-approval of audit and permissible non-audit services provided by the independent auditor. Each year, the audit committee approves the terms on which the independent auditor is engaged for the ensuing fiscal year. At least quarterly, the committee will review and, if appropriate, pre-approve services to be performed by the independent auditor, review a report summarizing fiscal year-to-date services provided by the independent auditor, and review an updated projection of the fiscal year’s estimated fees. The audit committee, as permitted by its pre-approval policy, from time to time delegates the approval of certain permitted services or classes of services to a member of the committee. The committee will then review the delegate’s approval decisions each quarter.

SOLICITATION OF PROXIES

The Proxy accompanying this Proxy Statement is solicited by our board of directors. Proxies may be solicited by officers, directors, and regular supervisory and executive employees of FleetCor, none of whom will receive any additional compensation for their services. These solicitations may be made personally or by mail, facsimile, telephone, messenger, or via the Internet. FleetCor will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. FleetCor will pay all proxy solicitation costs.

VOTING PROCEDURES

Tabulation of Votes. American Stock Transfer & Trust Company LLC, will tabulate votes cast by proxy or in person at the meeting. We will report the results in a Form 8-K filed with the SEC within four business days of the Annual Meeting.

Vote Required; Effect of an Abstention and Broker Non-Votes. The shares of a stockholder whose ballot on any or all proposals is marked as “abstain” will be included in the number of shares present at the Annual Meeting for the purpose of determining the presence of a quorum. If you are the beneficial owner of shares held by a broker or other custodian, you may instruct your broker how you would like your shares voted. If you wish to vote the shares you own beneficially at the meeting, you must first request and obtain a “legal proxy” from your broker or other custodian. If you choose not to provide instructions or a legal proxy, your shares are referred to as “uninstructed shares.” Whether your broker or custodian has the discretion to vote these shares on your behalf depends on the ballot item. The following table summarizes the vote threshold required for passage of each proposal and the effect of abstentions and uninstructed shares held by brokers.

Proposal Number	Item	Votes Required for Approval	Abstentions	Uninstructed Shares
1	Election of Directors	Plurality of shares cast (1)	Not counted	Not voted
2	Ratification of Independent Auditor	Majority of shares cast	Not counted	Discretionary vote
3	Executive Compensation	Majority of shares cast	Not counted	Not voted
4	Frequency of Vote on Executive Compensation	(2)	Not counted	Not voted

(1)	The directors receiving the largest number of “for” votes will be elected to the open positions.
(2)	Unlike the other proposals, there is no threshold vote that must be obtained for this proposal to “pass”. Rather, the board will take into consideration the outcome of the vote in setting a policy with respect to the frequency of future advisory votes on executive compensation.

Where to Find More Proxy Voting Information.

•	The Securities and Exchange Commission website has a variety of information about the proxy voting process at www.sec.gov/spotlight/proxymatters.shtml.

•	Contact the FleetCor Investor Relations department through our website at investor.fleetcor.com or by phone at (770) 729-2017.

•	Contact the broker or bank through which you beneficially own your shares.

DATED: Norcross, Georgia, April 25, 2011.

FLEETCOR TECHNOLOGIES, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS May 24, 2011

The undersigned hereby appoints Ronald F. Clarke and Eric R. Dey, and each of them, proxies with full power of substitution for and in the name of the undersigned, to vote all shares of stock of FleetCor Technologies, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held Tuesday, May 24, 2011, 10:00 a.m. EDT, and at any postponement or adjournments thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement dated April 25, 2011, and upon any other business that may properly come before the meeting or any postponements or adjournments thereof. The proxies are directed to vote or refrain from voting pursuant to the Proxy Statement as follows and otherwise in their discretion upon all other matters that may properly come before the meeting or any postponement or adjournments thereof.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

FLEETCOR TECHNOLOGIES, INC.

May 24, 2011

PROXY VOTING INSTRUCTIONS

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at investor.fleetcor.com

i         Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone.        i

¢ 20330304000000000000 5	052411

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” FOR DIRECTOR,

“FOR” PROPOSAL 2, “FOR” PROPOSAL 3, AND “THREE YEARS” FOR PROPOSAL 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

					FOR	AGAINST	ABSTAIN
1. Elect three Class I Directors nominated by the Board of Directors:				2. Ratify the selection of Ernst & Young LLP as FleetCor’s independent auditor for 2011.	☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES:
O John R. Carroll
		O Mark A. Johnson			FOR	AGAINST	ABSTAIN
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O Steven T. Stull		3. Approve, on an advisory basis, the compensation of FleetCor’s named executive officers.	☐	☐	☐
				1 year	2 years	3 years	ABSTAIN
☐	FOR ALL EXCEPT (See instructions below)			4. Approve, on an advisory basis, the frequency of future advisory votes on executive compensation. ☐	☐	☐	☐

This proxy will be voted as directed. If no direction is indicated, this proxy will be voted “FOR ALL NOMINEES” for Director, “FOR” Proposal 2, “FOR” Proposal 3, and “THREE YEARS” for Proposal 4.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●				The undersigned acknowledges receipt with this proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated April 25, 2011.

Please vote, sign and date this proxy and promptly return it in the enclosed envelope whether or not you plan to attend the Annual Meeting. If you attend the Annual Meeting, you may revoke the proxy and vote your shares in person.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢